UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BJ SERVICES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 22, 2004

The Annual Meeting of the Stockholders of BJ Services Company (the “Company”) will be held on Thursday, January 22, 2004, at 11:00 a.m. local time, at The Westin Galleria, located at 5060 West Alabama, Houston, Texas 77056 for the following purposes:

1.	To elect two Class II directors to serve a three-year term.

2.	To vote on the 2003 Incentive Plan.

3.	To vote on the stockholder proposal on the Company’s operations in Burma.

4.	To transact such other business as may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

All stockholders of record at the close of business on December 5, 2003, are entitled to notice of and to vote at the meeting or any adjournment. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

By Order of the Board of Directors,

J. W. Stewart
Chairman of the Board, President and Chief Executive Officer

Houston, Texas

December 22, 2003

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

BJ SERVICES COMPANY

PROXY STATEMENT

This proxy statement is furnished to stockholders of BJ Services Company, a Delaware corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company (the “2004 Annual Meeting”), to be held at The Westin Galleria located at 5060 West Alabama, Houston, Texas 77056, on Thursday, January 22, 2004, at 11:00 a.m. local time, and at any and all adjournments. Stockholders of record at the close of business on December 5, 2003 will be entitled to notice of and to vote at the meeting and at all adjournments.

When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address of the Company provided below, or by attending the meeting in person and so notifying the inspector of elections.

Management does not intend to present any business for a vote at the meeting, other than the election of directors, the vote on the 2003 Incentive Plan and the vote on a stockholder proposal on the Company’s operations in Burma. Unless stockholders specify otherwise in their proxies, proxies will be voted FOR the election of director nominees listed in this proxy statement, FOR the approval of the 2003 Incentive Plan and AGAINST the stockholder proposal on the Company’s operations in Burma. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment on such matters.

The complete mailing address of the Company’s executive offices is 5500 Northwest Central Drive, Houston, Texas 77092. The approximate date on which this proxy statement and the accompanying proxy card were first sent or given to the stockholders of the Company is December 22, 2003.

VOTING SECURITIES

On December 5, 2003, the record date, there were outstanding and entitled to vote 159,917,102 shares of the common stock of the Company (together with the associated preferred share purchase rights, the “Common Stock”), held of record by approximately 3,469 persons. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. Cumulative voting is not permitted under the Company’s Certificate of Incorporation or Bylaws.

Owners of more than 5% of the outstanding voting securities of the Company are set forth in the following table. At the record date, management knew of no person that beneficially owned more than 5% of the outstanding Common Stock other than as set forth in the table.

Title of Class	Name and Address of Beneficial Owners	Number of Shares		Percent of Class
Common Stock	FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	23,588,797	(1)	14.962%

(1)	Based on information filed in February 2003 by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, FMR Corp. has sole voting power over 2,671,644 shares and sole dispositive power over 23,588,797 shares; and Edward C. Johnson 3d and Abigail P. Johnson have sole dispositive power over 23,588,797 shares. According to the information filed, (i) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 20,771,953 of such shares as a result of acting as investment adviser; (ii) Fidelity Management Trust Company, a bank and a wholly owned subsidiary of FMR Corp., is the beneficial owner of 827,880 of such shares as a result of acting as investment manager; (iii) Strategic Advisers, Inc., a wholly owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 493,700 of such shares as a result of providing investment advisory services; (iv) Geode Capital Management, LLC, a wholly owned subsidiary of Fidelity Investors III Limited Partnership and a registered investment advisor, is the beneficial owner of 543 such shares; and (v) Fidelity International Limited is the beneficial owner of 1,494,721 of such shares as a result of providing investment advisory and management services and has sole dispositive power and sole voting power over 1,494,721 shares.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Bylaws provide for the Board of Directors to serve in three classes having staggered terms of three years each. Two Class II directors will be elected at the 2004 Annual Meeting of Stockholders to serve for a three-year term expiring at the Annual Meeting of Stockholders in the year 2007. Pursuant to Delaware law, in case of a vacancy on the Board of Directors, a majority of the remaining directors will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, disqualification or other cause created the vacancy, and thereafter until the election of a successor director.

The persons whose names are set forth as proxies in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below unless otherwise directed. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

The Board of Directors recommends a vote FOR each of the nominees named below. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2004 Annual Meeting is required to elect each director nominee.

The following table sets forth, for each nominee for election as a Class II director, his name, his principal occupation, his age and the year in which he first became a director of the Company. The nominees have consented to be named in this proxy statement and to serve as directors, if elected.

Name	Principal Occupation	Age	Director Since	Class
Don D. Jordan	Retired Chairman of the Board of Reliant Energy, Inc., a diversified international energy services company that has operations in all segments of the energy chain that bring natural gas and electricity to customers. Mr. Jordan was employed by various subsidiaries of Reliant Energy, Inc. from 1956 until his retirement in December 1999. He currently serves as a director of AEGIS Insurance Services.	71	1990	II

William H. White	Mayor of the City of Houston, Texas starting January 2, 2004. From 1997 to December 2003, President and Chief Executive Officer of WEDGE Group Incorporated, a private equity fund with holdings in real estate, engineering and construction, and oil and gas services. From 1993 to 1995, Mr. White served as Deputy Secretary of Energy of the United States. Prior to that, Mr. White was a partner with the law firm of Susman Godfrey. He serves on the Board of the North American Electrical Reliability Council and Pioneer Drilling Company.	49	2003	II

Information Concerning Other Directors

The following table sets forth certain information for those directors whose present terms will continue after the 2004 Annual Meeting. The terms of the Class III and Class I directors named below will expire at the 2005 and 2006 Annual Meetings of Stockholders, respectively.

Name	Principal Occupation	Age	Director Since	Class
L. William Heiligbrodt	Currently, a private investor and managing partner in a family business. From February 1999 to February 2003, Mr. Heiligbrodt served as a consultant to Service Corporation International, a funeral services corporation (“SCI”). President and Chief Operating Officer of SCI until February 1999, he had served in various management positions with SCI since February 1990. Prior to joining SCI, Mr. Heiligbrodt served as President of Provident Services, Inc. from March 1988 to February 1990. Prior to that, he served for five years as Vice Chairman and Chief Executive Officer of WEDGE Group, Incorporated.	62	1992	III

James L. Payne	Currently, Chairman, President and Chief Executive Officer of Nuevo Energy Co., a company engaged in the production of oil and gas. Mr. Payne served as Chairman and CEO of Santa Fe Energy (“Santa Fe”) from 1990 until May 1999 when Santa Fe merged with Snyder Oil Corporation. Following the merger, he was CEO and then CEO and Chairman of the merged company, Santa Fe Snyder Corporation (“SFS”). After the merger of SFS and Devon Energy Corporation (“Devon”) in August, 2000, Mr. Payne was Vice Chairman and a director of Devon through January 2001. Mr. Payne is also a director of Nabors Industries and Global Industries, Ltd.	66	1999	III

J. W. Stewart	Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Stewart joined Hughes Tool Company in 1969 as Project Engineer and served as Vice President—Legal and Secretary of Hughes Tool Company and as Vice President—Operations for a predecessor of the Company prior to being named President of the Company in 1986.	59	1990	III

John R. Huff	Chairman and Chief Executive Officer of Oceaneering International, Inc., an oilfield services corporation (“Oceaneering”). Mr. Huff has been President, Chief Executive Officer and a director of Oceaneering since 1986 and Chairman of the Board since 1990. Mr. Huff is also a director of Suncor Energy.	57	1992	I

Michael E. Patrick	Vice President and Chief Investment Officer for The Meadows Foundation, Inc. since December 1, 1995. Managing Director, M. E. Zukerman Energy Advisors from July 1994 to November 1995. Executive Vice President, Chief Financial Officer and a director of Lomas Financial Corporation, parent, and President and Chief Operating Officer of two subsidiaries, Lomas Mortgage USA and Lomas Information Systems, Inc., from 1992 to December 31, 1993. The Lomas companies were engaged in mortgage banking, real estate and information systems. From 1984 to 1991, Mr. Patrick was Executive Vice Chancellor for Asset Management of the University of Texas System, where he was responsible for the investment of all endowment funds. Mr. Patrick is also a director of Cooper Cameron Corporation and the RGK Foundation.	59	1995	I

The following table sets forth the beneficial ownership of Common Stock as of December 5, 2003 by each current director and nominee, by each executive officer named in the Summary Compensation Table and by all current directors and executive officers as a group.

Name or Group	Amount and Nature of Beneficial Ownership(1)(2)
L. William Heiligbrodt	56,000
John R. Huff	76,000
Don D. Jordan	42,000
Michael E. Patrick	40,000
James L. Payne	50,000
J. W. Stewart	1,905,041
William H. White	1,334
Kenneth A. Williams	504,621
David D. Dunlap	488,769
T.M. Whichard III	253,557
Margaret B. Shannon	304,048
All current directors and executive officers as a group (16 persons)(3)	3,911,612

(1)	The persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. As of December 5, 2003, no officer or director owned in excess of 1% of the Company’s Common Stock, except Mr. Stewart who owns 1.2%.

(2)	Includes the following shares subject to options granted pursuant to the Company’s incentive plans and exercisable within 60 days: Mr. Heiligbrodt—40,000 shares; Mr. Huff—76,000 shares; Mr. Jordan—40,000 shares; Mr. Patrick—40,000 shares; Mr. Payne—40,000 shares; Mr. Stewart—1,326,977 shares; Mr. White—1334 shares; Mr. Williams—360,855 shares; Mr. Dunlap—402,457 shares; Mr. Whichard—168,427 shares; and Ms. Shannon—221,816 shares.

(3)	All current directors and executive officers as a group owned beneficially an aggregate of approximately 2.4% of the Company’s outstanding Common Stock.

PROPOSAL 2: 2003 INCENTIVE PLAN

The Board of Directors has unanimously approved the adoption of the 2003 Incentive Plan (the “Plan”) and unanimously recommends that the Company stockholders vote FOR approval of the adoption of the Plan. If a proxy card is signed and returned but no direction is made, the proxy will be voted FOR its adoption. The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2004 Annual Meeting is required to approve the proposed Plan.

General

The purpose of the Plan is to promote the interests of the Company and its stockholders by encouraging employees of the Company, its subsidiaries and affiliated entities and its non-employee directors to acquire or increase their equity interest in the Company, and to relate compensation to performance goals of the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors also contemplates that through the Plan, the Company, its subsidiaries and its affiliated entities will be better able to compete for the services of personnel needed for growth and success. However, nothing in the Plan shall operate or be construed to prevent the Company from granting awards outside of such Plan. In the opinion of the Company, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The full text of the Plan is set forth in Appendix B to this Proxy Statement. Certain features of the Plan are summarized below, but this summary is qualified in its entirety by reference to the full text of the Plan. All capitalized terms not defined herein have the meanings set forth in the Plan.

Types of Awards

The Plan would permit the granting of the following types of awards to employees and directors: stock options (“Options”) to purchase shares of common stock, which may be either incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not constitute Incentive Stock Options (“Nonqualified Options”); stock-based awards (“Performance Stock,” “Performance Units” and “Bonus Stock”); cash awards (including “Tandem Cash Tax Rights,” “Performance Cash Awards” and “Bonus Cash Awards”); and Stock Appreciation Rights and Phantom Stock, as summarized below.

Eligibility for Participation

Incentive Stock Options may be granted only to individuals who are employees (whether or not they are directors) of the Company, any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Company or any member of a controlled group with the Company (“Affiliate”). All other Awards may be granted to either employees or non-employee directors of the Company. As of the date of this Proxy Statement, approximately 350 employees and six non-employee directors are eligible to participate in the Plan.

Administration

The Plan will be administered by the Executive Compensation Committee of the Board of Directors, consisting of two or more directors of the Company appointed by the Board of Directors. The members of the Executive Compensation Committee, as of the date of this Proxy Statement, are Messrs. Don D. Jordan (Chairman), L. William Heiligbrodt, John R. Huff, Michael E. Patrick and James L. Payne. The Company’s Board of Directors has determined that each of these directors is an “independent” director as defined under the rules of the New York Stock Exchange. No person shall be eligible to serve on the Executive Compensation Committee unless such person is a “Non-Employee Director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if and as such is then in effect, and also an “outside director” within the meaning of Section 162(m) of the Code. Subject to the terms and conditions of the Plan, the Executive Compensation Committee has authority to determine the employees and directors who are to be granted Awards, the number of shares to be issued pursuant to such Awards (within the limits of the Plan), to interpret the Plan and all Options and Awards and to administer the Plan. The Executive Compensation Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan to the President of the Company, subject to such limitations on such delegated powers and duties as the Executive Compensation Committee may impose, except that the President may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer or a director of the Company or otherwise subject to Section 16(b) of the Exchange Act. Such delegation shall not limit the President’s right to receive Awards under the Plan.

Amendment and Termination

The Board of Directors in its discretion may amend, suspend or terminate the Plan. Any amendment would require the approval of the stockholders of the Company if required by applicable law or the rules of the New York Stock Exchange, and no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3 of the Exchange Act or may, without the consent of the holder of an Award, terminate an Award or adversely affect such person’s rights in any material respect.

Term of the Plan

The Plan was adopted by the Board of Directors effective as of November 20, 2003, subject to approval by the Company’s stockholders. No Awards will be exercisable or payable prior to approval of the Plan by the Company’s stockholders. Except with respect to Awards then outstanding, if not sooner terminated, the Plan will terminate on November 20, 2013, and no further Awards may be granted after such date.

Shares Subject to the Plan

The aggregate number of shares of Common Stock that may be issued under the plan shall not exceed 4,000,000, subject to adjustment in the event of stock splits and certain other corporate events. See “—Adjustments to Shares.” To the extent shares cease to be issuable under an Award, such shares will be released from the Award and will be available under the Plan for the grant of additional Awards. Such shares of Common Stock may be authorized but unissued shares or reacquired shares. Each share of Common Stock issued pursuant to the Plan will be fully paid and nonassessable. The closing market price per share of the Common Stock on the New York Stock Exchange as of December 19, 2003, was $36.26.

Options

The Executive Compensation Committee has the authority to grant Options that will be in such form as the Executive Compensation Committee may from time to time approve subject to the terms of the Plan. The Executive Compensation Committee also has the authority to determine whether Options granted to employees will be Incentive Stock Options or Nonqualified Options. No one person may receive more than 1,000,000 Options under the Plan during any calendar year.

The Executive Compensation Committee may, with the consent of the person or persons entitled to exercise an Option, amend an Option, except that no such amendment shall reduce the exercise price of any Option. The Executive Compensation Committee may at any time or from time to time, in its discretion, extend the time during which an Option may be exercised after termination of employment or service as a director or accelerate the time or times at which such Option may be exercised to any earlier time or times.

To exercise an Option granted under the Plan, the person entitled to exercise the Option must deliver to the Company payment in full of the exercise price for the shares being purchased, together with any required withholding tax in the case of the exercise of a Nonqualified Option. The payment must either be in cash or check acceptable to the Company, through delivery to the Company of shares of Common Stock already owned by the person, by sale through a broker, or by any combination thereof. The value of each share of Common Stock delivered will be deemed to be equal to the per share price of the last sale of Common Stock in regular trading on the New York Stock Exchange on the trading day prior to the date the Option is exercised, as reported in The Wall Street Journal.

The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be equal to the fair market value per share of Common Stock at the time of the grant based on the last sale of Common Stock in regular trading on the New York Stock Exchange on the trading day prior to the grant of such Option, as reported in the Wall Street Journal. The Plan expressly prohibits the repricing of Options except in the event of adjustments for stock splits and other corporate events.

The exercise price for Options shall be subject to appropriate adjustments in the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like. The Executive Compensation Committee shall provide, in the Option grant, the time or times at which the Options will be exercisable. Unless the grant specifically provides otherwise, all Options held by a non-employee director shall be immediately exercisable in full upon death, disability or termination of the service of a non-employee director following a period of service on the Board of at least three years.

No Option may be exercised later than the date which is ten years after the date of grant. The Executive Compensation Committee may, in its discretion, provide in an option agreement (other than an Incentive Stock Option agreement) that the option right granted to the individual may be transferred as provided in such option agreement.

Performance Stock, Performance Units and Bonus Stock

The Executive Compensation Committee has the authority to grant Awards (subject to the limitations set forth below) of Performance Stock (restricted shares of Common Stock) and Performance Units (rights to receive shares of Common Stock upon achievement of certain performance criteria). No individual may receive more than 1,000,000 Performance Stock and/or Performance Unit Awards under the Plan during any calendar year. No Performance Stock or Performance Units granted under the Plan shall become vested (in other words, earned and nonforfeitable) earlier than one year from the date of grant nor later than ten years after the date of grant (the “Performance Period”), subject to the exceptions described below under “—Vesting and Acceleration.” Each share of Performance Stock and each Performance Unit shall become vested upon the achievement of such performance goals (by the Company and/or individual) over such Performance Period as the Executive Compensation Committee in its discretion may determine at, or prior to, the grant of such Award.

With respect to any Performance Stock or Performance Unit Award that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed (“RONCE”) and/or stock price performance. The goals may be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but may be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to an Award of Performance Stock or Performance Units, the weighting of the goals if more than one is used, and whether the goal is to be measured against an established budget or target, an index or a peer group of companies, shall be determined by the Executive Compensation Committee at the time of grant of the Award.

With respect to any outstanding Performance Stock or Performance Unit, the Executive Compensation Committee may, at any time or times, without the consent of the Plan participant, amend the performance objectives and/or the Performance Period for earning such Award. The Executive Compensation Committee may not change the Performance Period with respect to any Performance Stock or Performance Units to a period that is less than one year, except upon the death, disability or retirement of the Plan participant.

In addition to Performance Stock and Performance Units, the Executive Compensation Committee may grant shares of Bonus Stock to employees and non-employee directors. Bonus Stock is shares of Common Stock that are not subject to a Performance Period. Bonus Stock may be issued only (i) up to 5% of the total number of shares authorized under the Plan or (ii) in lieu of otherwise available cash compensation. Shares issued in lieu of cash compensation will not be counted for the purposes of the 5% limitation.

Tandem Cash Tax Rights, Performance Cash Awards and Bonus Cash Awards

With respect to a Performance Stock, Performance Unit, Stock Appreciation Right or Phantom Stock Award, the Executive Compensation Committee may grant a Tandem Cash Tax Right that will entitle a recipient to receive a cash amount from the Company sufficient to gross up the value of such Award to equal its value before any federal, state and other taxes payable thereon.

Cash Awards may also include Performance Cash Awards, which are cash awards subject to achievement of certain performance goals over a specified period (the “Performance Period”). With respect to any Performance Cash Award grant that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; EBITDA; EBIT; EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; RONCE and/or stock price performance. The goals may be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but may be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a Performance Cash Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against an established budget or target, an index or a peer group of companies, shall be determined by the Executive Compensation Committee at the time of grant of the Award.

With respect to any outstanding Performance Cash Award, the Executive Compensation Committee may, at any time or times, without the consent of the Plan participant, amend the performance objectives and/or the Performance Period for earning such Award. The Executive Compensation Committee may not waive, amend or accelerate the Performance Period with respect to any Performance Cash Award to a period that is less than one year except upon the death, disability or retirement of the Plan participant. No individual may receive a Performance Cash Award in excess of $5,000,000 under the Plan during any calendar year.

The Executive Compensation Committee may, from time to time and subject to the provisions of the Plan, grant Bonus Cash Awards. Bonus Cash Awards are cash payments that are not subject to a Performance Period.

Stock Appreciation Rights and Phantom Stock

The Executive Compensation Committee may grant Stock Appreciation Rights (rights to receive the excess of the fair market value of the Common Stock on the date of exercise over the grant price as determined by the Executive Compensation Committee, which grant price shall not be less than fair market value of the Common Stock on the date of grant) in either cash or shares of Common Stock or any combination thereof. Stock Appreciation Rights may be granted independently or in combination with an Option. A Stock Appreciation Right granted in connection with an Option shall entitle a Plan participant, upon exercise thereof, to surrender the Option and receive a cash payment upon cancellation of the Option. The Executive Compensation Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised.

The Executive Compensation Committee may grant Phantom Stock Awards, which are rights to receive a specified number of shares of Common Stock or cash equal to the fair market value of a specified number of shares of Common Stock at the end of a specified deferral period. Phantom Stock Awards may include performance goals as described for Performance Stock and Performance Units.

No individual may receive more than 1,000,000 Stock Appreciation Rights and/or Phantom Stock Awards during any calendar year.

Change of Control

Upon the occurrence of a change of control (defined generally as certain acquisitions by a person, entity or group of 25% or more of the Company’s outstanding Common Stock or 25% of the combined voting power of the then outstanding voting securities of the Company, or certain reorganizations, mergers, consolidations or liquidations), each Option that is not then immediately exercisable in full shall be immediately exercisable in full. In addition, upon the occurrence of a change of control, Performance Stock, Performance Units, Cash Awards, Phantom Stock and Stock Appreciation Rights that were previously granted under the Plan and that are not then immediately vested in full will be immediately vested in full.

Upon the occurrence of a change of control in which the consideration offered to stockholders of the Company is common stock of a publicly traded entity acquiring the Company (the “Acquiring Entity”), outstanding Options will be assumed by the Acquiring Entity and will become new options (“New Options”) to purchase common stock of the Acquiring Entity (“Acquiror Stock”). Each such Option will be exercisable for the remainder of its original term regardless of any termination of employment or, in the case of a non-employee director, board membership. Each employee or non-employee director may surrender the New Options to the Acquiring Entity during the 90-day period following the change of control in return for cash or shares of Acquiror Stock, as determined by the Acquiring Entity, equal in value to the higher of (a) the per share consideration received by stockholders of the Company in the change of control or (b) the highest per share price for the Common Stock of the Company during the period beginning with the public announcement of the proposed change of control and ending at the date of the change of control, in each case minus the original option exercise price and multiplied by the number of shares subject to the original option.

Upon the occurrence of a change of control in which the consideration offered to stockholders of the Company consists of cash or stock that is not publicly traded, each optionee will surrender his outstanding options in exchange for a cash payment equal to the Black-Scholes value of such options as of the date of the change of control, without discount for risk of forfeiture and non-transferability.

Vesting and Acceleration

Awards of Performance Stock, Performance Units, Performance Cash Awards and Phantom Stock will be subject to a performance, vesting, exercise or deferral period of at least one year, and may be subject to additional restrictions and conditions, except when acceleration is permitted under the Plan. Phantom Stock that is not subject to performance criteria will be subject to a deferral period of at least three years, which may include vesting in ratable increments over such period.

•	In the event of a change of control, such Awards, as well as Option Awards, will be automatically accelerated.

•	Awards of Performance Stock, Performance Units and Performance Cash Awards may provide for acceleration of such Awards made to employees and non-employee directors in the event of death, disability or retirement.

•	With respect to Phantom Stock, in the case of death, disability or retirement, non-employee directors will not forfeit such Award but will automatically receive the Award at the end of the deferral period. The Executive Compensation Committee has discretion to waive the deferral period applicable to Phantom Stock awarded to employees in the event of death, disability or retirement.

Amendment of an Award

Subject to the restrictions set forth in the Plan, the Committee may amend any outstanding Award and may waive, amend or accelerate any requirement or condition to payment or exercise with respect to any Award. The Committee may not amend any outstanding Award in a manner that would adversely affect the rights of a Plan participant without such participant’s consent.

Adjustments to Shares

In the event the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of the Company or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Executive Compensation

Committee will make an appropriate and equitable adjustment in the number and kind of shares of Common Stock subject to the Plan (including shares of Common Stock as to which all outstanding Options, or portions thereof then unexercised, are exercisable) so that after such event the shares of Common Stock subject to the Plan and the proportionate interest of each Option or Award will be maintained as before the occurrence of such event. Any such adjustment made by the Executive Compensation Committee will be final and binding upon the Company and all other interested persons.

Information on Continuing Plans

Between September 30, 2003, the Company’s fiscal year-end, and December 5, 2003, a total of 1,273,069 awards were made under the Company’s 1995 Incentive Plan, 1997 Incentive Plan and 2000 Incentive Plan, leaving 15 shares available for future awards under the 1995 Incentive Plan, 41 shares available for future awards under the 1997 Incentive Plan and 3,514,749 shares available for future awards under the 2000 Incentive Plan. No further awards may be made under the Company’s 1990 Stock Incentive Plan. As of November 20, 2003 and subject to approval of the Plan by the Board of Directors and stockholders, a total of 15,948 awards of Phantom Stock were made under the Plan. As of December 5, 2003, the weighted average exercise price of options outstanding under all of the Company’s plans was $21.82, and the average remaining term of such options was 5.2 years.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

In General

The Plan is not qualified under Section 401(a) of the Code.

The following summary is based on the applicable provisions of the Code as currently in effect and the income tax regulations and proposed income tax regulations thereunder.

Status of Options

Options granted under the Plan may be either Incentive Stock Options or Nonqualified Options. Under certain circumstances, an Incentive Stock Option may be treated as a Nonqualified Option. The tax consequences both to the Optionee and to the Company differ depending on whether an Option is an Incentive Stock Option or a Nonqualified Option.

Nonqualified Options

No federal income tax is imposed on the Optionee upon the grant of a Nonqualified Option. Upon the exercise of a Nonqualified Option, the Optionee will be treated as receiving compensation, taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon exercise is the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price paid for such Common Stock. At the time Common Stock received upon exercise of a Nonqualified Option is disposed of, any difference between the fair market value of the shares of Common Stock at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain, depending on the holding period of the shares of Common Stock. Any loss realized upon such a disposition will be treated as a long-term or short-term capital loss, depending on the holding period of the shares of Common Stock.

Upon an Optionee’s exercise of a Nonqualified Option, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for the compensation paid at the same time and in the same amount as compensation is treated as being received by the Optionee, assuming the Company satisfies the federal income tax reporting requirements with respect to such compensation. The Company is not entitled to any tax deduction in connection with a subsequent disposition by the Optionee of the shares of Common Stock.

If the shares of Common Stock received upon the exercise of a Nonqualified Option are transferred to the Optionee subject to certain restrictions, then the taxable income realized by the Optionee, unless the Optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Nonqualified Option.

Incentive Stock Options

No federal income tax is imposed on the Optionee upon the grant of an Incentive Stock Option. The Optionee would recognize no taxable income upon exercise of an Incentive Stock Option if the Optionee (a) does not dispose of the shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within two years from the date the Option was granted or within one year after the shares of Common Stock were transferred to the Optionee (the “Holding Period”) and (b) is an employee of either (i) the company granting the Option, (ii) the parent company or a subsidiary of such corporation or (iii) a corporation which has assumed such

Option of another corporation as a result of a corporate reorganization, merger or similar transaction. Such employment must continue for the entire time from the date the Option was granted until three months before the date of exercise, or 12 months before the date of exercise if employment ceases due to permanent and total disability. If Common Stock received upon exercise of an Incentive Stock Option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such Common Stock and the amount realized on the disposition would be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. The Company would not be entitled to any deduction in connection with the grant or exercise of the Option or the disposition of the shares of Common Stock so acquired.

If, however, an Optionee disposes of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option before the Holding Period has expired (a “Disqualifying Disposition”), the Optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the Optionee. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the Common Stock at the time of exercise over the exercise price or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the Optionee will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or short-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of shares described in Section 424(c) of the Code.

Alternative Minimum Tax

Although the exercise of an Incentive Stock Option does not result in current taxable income, there are implications with regard to the Alternative Minimum Tax (“AMT”). The excess of the fair market value of shares of Common Stock acquired upon exercise of an Incentive Stock Option over the exercise price paid for such shares of Common Stock is an adjustment to AMT income for the Optionee’s taxable year in which such exercise occurs (unless the shares of Common Stock are disposed of in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, in which event the amount included in AMT income will not exceed the amount realized on the disposition over the adjusted basis of the shares).

Payment of Option Price in Shares

In the case of a Nonqualified Option, if the Option price is paid by the delivery of shares of Common Stock previously acquired by the Optionee having a fair market value equal to the Option price (“Previously Acquired Shares”), no gain or loss would be recognized on the exchange of the Previously Acquired Shares for a like number of shares of Common Stock. The Optionee’s basis and holding period in the number of shares of Common Stock received (to the extent equal to the number of Previously Acquired Shares used) would be the same as his or her basis and holding period in the Previously Acquired Shares used. The Optionee would treat the fair market value of the number of shares of Common Stock received in excess of the number of Previously Acquired Shares used as ordinary compensation income. The Optionee’s basis in such excess shares of Common Stock would be equal to their fair market value at the time of exercise. The Optionee’s holding period in such excess shares of Common Stock begins on the date the Optionee acquires those shares of Common Stock.

In the case of an Incentive Stock Option, the federal income tax consequences to the Optionee of the payment of the Option price with Previously Acquired Shares depends on the nature of the Previously Acquired Shares. If the Previously Acquired Shares were acquired through the exercise of a qualified stock option, an Incentive Stock Option or an option granted under an employee stock purchase plan (“Statutory Option”) and if such Previously Acquired Shares are being transferred prior to expiration of the applicable Holding Period, the transfer would be treated as a Disqualifying Disposition of the Previously Acquired Shares. If the Previously Acquired Shares were acquired other than pursuant to the exercise of a Statutory Option, or were acquired pursuant to the exercise of a Statutory Option but have been held for the applicable Holding Period, no gain or loss should be recognized on the exchange of the Previously Acquired Shares. In either case, (i) the Optionee’s basis and holding period in the number of shares of Common Stock received (to the extent equal to the number of Previously Acquired Shares used) would be the same as his or her basis and holding period in the Previously Acquired Shares used, increased by any income recognized to the Optionee upon the Disqualifying Disposition of the Previously Acquired Shares, (ii) the Optionee’s basis in the number of shares of Common Stock received in excess of the number of Previously Acquired Shares used would be zero, (iii) the Optionee’s holding period in such excess shares of Common Stock begins on the date the Optionee acquires those shares of Common Stock and (iv) the other incentive stock option rules would apply. Upon a subsequent Disqualifying Disposition of the shares of Common Stock so received, the shares with the lowest basis would be treated as disposed of first.

Performance Stock and Performance Units

In general, a participant who receives either a Performance Stock Award or a Performance Unit Award will not be taxed on receipt of the Award, but instead the fair market value of the Common Stock or the cash received will be taxable as ordinary compensation income (i) with respect to a Performance Stock Award, on the date that the shares of Common Stock cease to be subject to forfeiture and (ii) with respect to a Performance Unit Award, on the date that the Common Stock or cash is received in payment of the Award. Subject to the application of Section 162(m) of the Code as discussed below, the Company will be entitled to a deduction for a corresponding amount. A grantee of Performance Stock may elect to recognize ordinary income at the time the Performance Stock is received by making an election under Section 83(b) of the Code with the IRS within thirty (30) days of the transfer of such shares. If such election is filed, the grantee will not recognize income when the restrictions lapse, and any subsequent disposition of the shares will result in a capital gain or loss. If, upon a taxable disposition of the shares of Common Stock, the grantee receives proceeds more or less than his or her basis in the shares of Common Stock, any gain will be long-term or short-term capital gain, and any loss will be long-term or short-term capital loss, depending on the holding period of the shares of Common Stock, measured from the date that the shares of Common Stock were received, if receipt was a taxable event to such participant or from the date the restrictions on the shares lapsed if such lapse was a taxable event to the participant.

Bonus Stock

In general, a person will treat the fair market value of Bonus Stock Awards on the date such amount is received as compensation, taxable as ordinary income. Subject to the application of Section 162(m) of the Code as discussed below, the Company will be entitled to a deduction for the corresponding amount assuming any federal income tax reporting requirements are satisfied.

Cash Awards

Generally, a Cash Award would be compensation income, subject to tax at ordinary income tax rates when paid. Subject to the application of Section 162(m) of the Code as discussed below, the Company will be entitled to a deduction for the corresponding amount.

Stock Appreciation Rights and Phantom Stock

The amount received upon exercise of a Stock Appreciation Right or upon receipt of cash or stock pursuant to an award of Phantom Stock is included in taxable income at the time the cash or stock is received. In the case of receipt of stock the amount included in income is the fair market value of the stock received. Subject to Section 162(m) described below, the Company will be entitled to a deduction at the same time and in the same amount as the income recognized by the Plan participant.

Withholding for Taxes

No issuance of Common Stock under the Plan shall be made until arrangements satisfactory to the Company have been made for the withholding of taxes. As to Awards that are payable in shares of Common Stock, to the extent provided in the Award agreement, a Participant may direct the Company to withhold a number of shares of Common Stock from such Award having an aggregate fair market value equal to the amount of any tax required to be withheld with respect to such Award.

Additional Tax Consequences

Code Section 4999 golden parachute provisions may apply to a participant who receives any payment in the nature of compensation contingent on the change of ownership or effective control of the Company. In the event that the acceleration of vesting or any payment, distribution or issuance of stock is subject to a golden parachute excise tax pursuant to Section 4999(a) of the Code, the participant whose benefit is subject to such tax (generally, officers or highly compensated employees) is entitled to receive a gross-up payment from the Company so that the amount of the “net” benefit received by such participant shall equal the amount of the benefit that would have been received in the absence of a golden parachute tax. Section 280G of the Code disallows a deduction to the Company for amounts subject to the excise tax under Code Section 4999.

Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance based” compensation under Section 162(m)(4)(C) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, Options granted with an exercise price at least equal to the fair market value of the stock on the date of grant will qualify as performance-based compensation. Other Awards may or may not so qualify, depending on their terms.

NEW PLAN BENEFITS—2003 INCENTIVE PLAN

On November 20, 2003, the Executive Compensation Committee granted 15,948 shares of Phantom Stock under the Plan, subject to approval of the Plan by the Board of Directors and stockholders.

Name and Position	Dollar Value $(1)	Number of Units
J. W. Stewart		0
Kenneth A. Williams		0
David Dunlap		0
T. M. Whichard III		0
Margaret B. Shannon		0
Executive Group		0
Non-Executive Director Group		15,948
Non-Executive Officer Employee Group		0

(1)	Not determinable

PROPOSAL 3:  STOCKHOLDER PROPOSAL ON THE COMPANY’S OPERATIONS IN BURMA

Trillium Asset Management Corporation, located at 369 Pine Street, Suite 711, San Francisco, CA 94104-3314, has notified the Company that it intends to present, on behalf of its client Phillip Andrew Patrick, the resolution set forth below to the Annual Meeting for action by the stockholders. Trillium’s supporting statement for the resolution, along with the Board of Directors’ statement in opposition, is set forth below. As of August 14, 2003, Mr. Patrick beneficially owned 200 shares of the Company’s Common Stock and represented that he intends to hold the shares through the date of the Annual Meeting.

Proxies solicited on behalf of the Board of Directors will be voted AGAINST the adoption of the proposal if no direction is made by stockholders in their proxies.

Proposal of Trillium:

Whereas:

A growing number of companies such as Baker Hughes have divested their operations in Burma due to concerns about the repressive government of Burma’s ongoing human rights abuses;

Unocal and other companies face pending legal claims in U.S. courts for their alleged complicity in human rights abuses in Burma, including benefiting from the use of forced labor;

In the summer of 2003, Congress overwhelmingly passed and President George W. Bush signed into law new restrictions banning imports of goods produced in Burma to the U.S.;

Secretary of State Colin Powell wrote in a column in The Wall Street Journal, calling the ruling government of Burma “thugs” and wrote, “We also should further limit commerce with Burma that enriches the junta’s generals.”;

BJ Services Company provides pipeline service operations in Burma and maintains a district office in Rangoon, Burma; and

BJ Services Company also does business in other countries with controversial human rights records, including Angola, Cameroon, and Nigeria;

Resolution Proposed for Stockholder Action:

Therefore be it resolved, that shareholders request that the Board of Directors prepare a report to shareholders, at reasonable cost and omitting proprietary information, evaluating financial risks posed by company operations in countries with a pattern of ongoing and systematic violation of human rights (including Burma) and the financial impact to the company of divesting from these countries.

Supporting Statement of Trillium:

Burma (also called Myanmar) is ruled by a military government that seized power in 1988. The government voided 1990 elections, which were won by the National League for Democracy led by Nobel Peace Prize Laureate Aung San Suu Kyi. The government held Suu Kyi under house arrest from 1989 to 1995 and again for 18 months in 2001 and 2002. A year after releasing her, the military government provoked international criticism in May 2003 by attacking and killing a number of Suu Kyi’s supporters and reimprisoning her.

In addition to the new U.S. trade sanctions, the European Union has imposed new trade sanctions and Japan is freezing the considerable foreign aid it grants to Burma. The new U.S. trade sanctions codify an existing U.S. policy to oppose World Bank loans or international technical assistance to Myanmar. In 1997, the U.S. banned U.S. companies from making new investment in Burma.

Given this context, we believe that B.J. Services operations’ in Burma face significant new financial risks and could damage our company’s reputation. A report outlining the company’s assessment of the financial risks of continued operations in Burma and other countries with systematic patterns of violating human rights would help shareholders better assess how human rights controversies may affect the company’s future growth and how the Board and management are managing risks associated with this issue.

The proponent urges you to vote FOR the adoption of the resolution.

Board of Directors’ Statement Regarding Proposal

The Board of Directors recommends a vote AGAINST the adoption of the proposal for the following reasons:

•	The Company believes that management currently has in place a system and procedures to adequately evaluate and manage risks, including general political and social conditions, associated with conducting its operations in all of its locations.

•	The Company believes that the subject of the proposal does not provide sufficient guidance as to how it should be implemented.

•	The Company’s activities in Burma, Angola, Cameroon and Nigeria, the countries named in the proposal, represent a small fraction of the Company’s financial position and results of operations.

If the proposed resolution were to be adopted by stockholders, it would direct management, without specific guidance or standards, to prepare a report to evaluate the risks of general political and social conditions. The proponent names four countries and then refers broadly to countries with a pattern of ongoing and systematic violation of human rights (including Burma), but does not specifically identify the countries to be covered by the report.

The Company’s operations in Burma (and the other named countries) are small in relation to the Company’s overall operations. For the fiscal year ended September 30, 2002, the Company had no revenue or net income from operations in Burma. At the end of the Company’s fiscal year ended September 30, 2003, all of the named countries in the aggregate represented approximately 1.7% (less than 0.1% for Burma) of the Company’s total assets of approximately $2.7 billion, and accounted for less than 1.2% (less than 0.1% for Burma) of total revenues and net income for the 2003 fiscal year.

The proposed resolution would require duplicative effort on the part of the Company. On a regular basis, at least monthly, the Company’s management reviews the risks and expected returns associated with all of its United States and international operations. Management can assure the stockholders that it has considered and will continue to consider the interests of stockholders in reviewing a mix of information from many sources in managing risk and making business decisions.

The Company shares the proponent’s concern with regard to human rights abuses wherever they may arise, and the Company has not engaged in, or condoned, such conduct. As a company that currently operates in 54 countries around the world (with offices in 49 countries), BJ Services has customers, partners, suppliers and employees that represent virtually every race and national origin and a multitude of religions, cultures, customs, political philosophies and languages. We must, and do, respect this diversity.

Regarding allegations of violations of human rights by the government of Burma, the Company believes that decisions as to the nature of such governments and their actions are better made by governmental authorities and international organizations such as the United Nations, as opposed to individual persons or companies. Where the United States government has mandated that United States companies refrain from commerce, the Company has complied.

Because the Company already places a high priority on the treatment of all persons with dignity and respect, the Board of Directors believes that the added reporting requirement will not create added value to the stockholders and will serve only to increase administrative burdens and costs.

Recommendation of the Board of Directors:

The Board of Directors recommends a vote AGAINST the adoption of the proposal and if no direction is made, the proxy will be voted AGAINST its adoption. The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2004 Annual Meeting is required to approve the proposal.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During fiscal 2003, the Board of Directors held six meetings of the full Board and seventeen meetings of committees. During fiscal 2003, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of the Board on which he served. During the first two months of fiscal 2003, the Company paid directors who were not employees of the Company a retainer of $35,000 on an annual basis. The Company paid the directors an attendance fee of $1,250 for the first meeting of the Board or any of its committees attended in one day, and $800 for each additional meeting attended in the same day. Effective December 1, 2002, the Company increased the retainer to $40,000 on an annual basis and attendance fees for Board or committee meetings were increased to $1,500 for each meeting attended. Effective December 1, 2003, the Company increased the retainer to $50,000 on an annual basis and provided for an annual retainer for committee chairmen of $10,000. Quarterly discussions between the Audit Committee chairman, management, and the outside auditors will be handled as Audit Committee meetings in 2004. Committee chairmen who are not Company employees receive an additional 50% of the meeting fee. In addition, under the terms of the 1995 Incentive Plan, the 1997 Incentive Plan, and the 2000 Incentive Plan, the non-employee directors are eligible to receive awards of options to purchase shares of Common Stock. Under the terms of the 2003 Incentive Plan, submitted to shareholders for a vote at this meeting, non-employee directors are eligible to receive any awards under the Plan except Incentive Stock Options. Employees of the Company are not paid any directors’ fees. The Company did not pay any member of the Board of Directors any compensation in the Company’s 2003 fiscal year for his service as a director of the Company other than the standard compensation arrangement for directors and reimbursement of expenses.

During fiscal 2003, the non-management directors met in executive session without management present one time, with Mr. Jordan presiding. For 2004, the non-management directors will meet in regularly scheduled executive sessions without management present. Mr. Heiligbrodt has been selected by the Board to serve as Lead Director to preside at these sessions during 2004. Interested parties may communicate directly with the Lead Director by sending a letter to his attention, c/o Vice President and General Counsel, BJ Services Company, 5500 Northwest Central Drive, Houston, Texas 77092.

Under the Directors’ Benefit Plan which was adopted in 2000, each non-employee director serving on the board more than three years will earn an annual benefit for each year of service on the Board of Directors equal to the annual retainer in effect for directors at the time of termination of his board service. The benefit will start following the director’s termination of service and will be paid for the number of years equal to his years of service as a director of the Company. Directors who have served on the Board for more than ten years will receive an amount based on their years of service, paid over a ten-year period. In the event of the death of a participant, benefit payments will be made to the director’s beneficiaries over the remainder of the benefit period. The three-year minimum period is waived in the case of death. Years of service for each current Director eligible for benefits are: Mr. Heiligbrodt—11 years; Mr. Huff—11 years; Mr. Jordan—13 years; Mr. Patrick—8 years; Mr. Payne—4 years; Mr. White—1 year.

On January 22, 2003, the Board of Directors appointed members to serve on the Audit Committee, the Executive Compensation Committee and the Nominating and Governance Committee. The Nominating and Governance Committee held five meetings, the Executive Compensation Committee held five meetings and the Audit Committee held seven formal meetings during fiscal 2003. In addition, the Audit Committee Chairman met with the Company’s independent auditors and management prior to the issuance of earnings press releases. On December 5, 2003, the Board of Directors re-appointed all members to serve on the Audit Committee, the Executive Compensation Committee and the Nominating and Governance Committee.

All members of the Audit Committee, Executive Compensation Committee and Nominating and Governing Committee of the Company’s Board are independent as that term is defined by rules of the New York Stock Exchange and in the case of the Audit Committee, the Securities and Exchange Commission. The Board of Directors has affirmatively determined that none of the members of these committees has a “material relationship” with the Company. The Board of Directors has determined that each member of these committees meets the categorical standards that it has adopted to assist it in making such determinations. These standards are the standards of independence adopted by the New York Stock Exchange. The Board of Directors has determined that charitable contributions by the Company to any organization in which a director serves as an executive officer, if such contributions in any single fiscal year do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues, will not be considered material for purposes of determining independence.

The responsibilities of the Audit Committee, composed of Messrs. Huff (Chairman), Jordan, Patrick and White, include:

•	engaging the independent auditors;

•	reviewing interim financial information;

•	reviewing the scope and results of the annual audit of the Company’s consolidated financial statements with the independent auditors, internal auditors and management;

•	reviewing the independence of the independent auditors and the internal auditors;

•	reviewing actions by management on the independent and internal auditors’ recommendations; and

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Company’s system of internal controls and internal audit procedures.

To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. On December 4, 2003, the Audit Committee recommended and the Board of Directors approved changes to the charter for the Audit Committee. Mr. Patrick has been designated by the Board of Directors as the Audit Committee Financial Expert. A copy of the revised charter will be filed as an exhibit to the report filed on Form 10-K for the fiscal year ended September 30, 2003 by the Company and is available on the Company’s website. The Company’s web address is www.bjservices.com.

The responsibilities of the Executive Compensation Committee, composed of Messrs. Jordan (Chairman), Heiligbrodt, Huff, Patrick and Payne, include:

•	reviewing the Company’s executive salary and bonus and overall compensation structure;

•	reviewing the Company’s employee stock incentive plans, thrift plan and employee stock purchase plan as well as other incentive alternatives;

•	reviewing the Company’s perquisite program;

•	conducting annual performance evaluations of senior executives;

•	adopting a succession plan for senior management; and

•	recommending directors’ fees.

On December 4, 2003 the Executive Compensation Committee recommended and the Board of Directors approved changes to the charter for the Executive Compensation Committee. A copy of the revised charter will be filed as an exhibit to the report filed on Form 10-K for the fiscal year ended September 30, 2003 by the Company and is available on the Company’s website. The Company’s web address is www.bjservices.com.

The responsibilities of the Nominating and Governance Committee, composed of Messrs. Heiligbrodt (Chairman), Payne and White include:

•	selecting candidates to fill vacancies on the Board of Directors;

•	reviewing the structure and composition of the Board;

•	reviewing the responsibilities, organization and membership of all Board committees;

•	reviewing director policies on retirement and indemnification issues;

•	considering corporate governance principles and guidelines; and

•	considering qualifications required for Board service and for nominations by the committee and by shareholders.

On December 4, 2003, the Nominating and Governance Committee recommended and the Board approved changes to the charter for the Nominating and Governance Committee. A copy of the revised charter will be filed as an exhibit to the report filed on Form 10-K for the fiscal year ended September 30, 2003 by the Company and is available on the Company’s website. The Company’s web address is www.bjservices.com. The Nominating and Governance Committee also considers nominees recommended by stockholders in accordance with the Company’s Bylaws. Stockholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Chairman, Nominating and Governance Committee of the Board of Directors of BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442. A stockholder who wishes to recommend a nominee for director should comply with the procedures specified in the Company’s Bylaws, as well as applicable securities laws and regulations of the New York Stock Exchange.

CODE OF ETHICS

The Company has adopted a supplemental code of ethics that applies to its directors and executive officers, including its Chief Executive Officer, Chief Financial Officer and Controller. The Code of Ethics will be filed as an exhibit to the report filed on Form 10-K for the fiscal year ended September 30, 2003 by the Company and is available on the Company’s website. The Company’s web address is www.bjservices.com.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors includes four directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements. The Company’s management is responsible for preparing the financial statements of the Company and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The Committee met seven times during the year ended September 30, 2003. The Committee reviewed with management and the independent auditors the interim financial information included in the December 31, 2002, March 31, 2003, and June 30, 2003 Form 10-Qs prior to their being filed with the Securities and Exchange Commission. In addition, the Committee Chairman reviewed all earnings releases with management and the independent auditors prior to their release.

The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

With and without management present, the Committee discussed and reviewed the results of the independent auditors’ examination of the Company’s September 30, 2003, financial statements. The discussion included, as applicable:

•	matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies;

•	the methods used to account for significant or unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates;

•	significant adjustments arising from the audit; and

•	the absence of any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Committee reviewed the Company’s audited financial statements as of and for the year ended September 30, 2003, and discussed them with management and the independent auditors. Based on such review and discussions the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

John R. Huff, Chairman
Don D. Jordan
Michael E. Patrick
William H. White

December 4, 2003

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors consists of five directors who are not employees of the Company. The Committee reviews the Company’s executive compensation program and policies each year and determines the compensation of the executive officers.

The Committee’s overall policy regarding compensation of the Company’s executive officers, including Mr. Stewart, is to provide competitive salary levels and compensation incentives that (1) attract and retain individuals of outstanding ability in these key positions, (2) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and (3) support both the short-term and long-term goals of the Company. The Executive Compensation Committee believes this approach closely links the compensation of the Company’s executives to accomplishment of Company goals that coincide with shareholder objectives.

In addition, the Executive Compensation Committee considers the anticipated tax treatment of the Company’s executive compensation program. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain conditions are met. The Company’s policy is to qualify all executive compensation for deduction under applicable tax laws to the maximum extent possible.

The executive compensation program has in the past included three elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company’s executive officers. These elements are (1) base salary, (2) annual bonus plan awards, and (3) long-term incentive awards, which include stock option grants and performance unit awards.

Providing Competitive Levels of Compensation.    The Executive Compensation Committee generally attempts to provide the Company’s executives, including Mr. Stewart, with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to its peers. The compensation is typically weighted toward long-term incentives with base compensation targeted in the range of the 50th percentile of the compensation comparator group considered by the Committee. The Committee determines a competitive level of compensation for each executive based on information drawn from a variety of sources, including proxy statements of other companies and surveys conducted by compensation consultants. An independent consultant periodically reviews and provides survey data to the chief executive officer and the Executive Compensation Committee to compare the Company’s executive compensation with compensation levels at companies in an industry peer group.

While the targeted value of an executive’s compensation package may be competitive, its actual value may exceed or fall below competitive levels depending on performance, as discussed below.

Base Salaries.    The Committee periodically reviews and establishes executive base salaries. Generally, base salaries are determined according to the following factors: the individual’s experience level, scope and complexity of the position held and annual performance of the individual. In addition, the Committee obtained an independent survey in the fall of 2003 for the purpose of determining 2004 base salaries. The survey data compares the Company’s executives with those from an industry peer group. Based on year 2003 performance, all executives received salary increases for 2004, including Mr. Stewart.

The Annual Bonus Plan.    The purpose of the annual bonus plan is to provide motivation toward, and reward the accomplishment of, corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards are paid based upon the achievement of corporate performance objectives established for the fiscal year.

Targeted bonus award levels for the Company’s executive officers are established by the Committee each year. The Company’s annual performance measures are established jointly by the Committee and management. For 2003, bonus targets for the Company’s Chief Executive Officer and its other executive officers were based on earnings per share objectives. These objectives are established at three levels: entry level, expected value (target level) and over-achievement level. The Committee does not disclose the specific earnings per share objectives because it believes such disclosure would be detrimental to the Company’s competitive position with respect to the industry. The Company’s fiscal 2003 earnings per share objectives were 3 percentage points above the target (expected value) level and all of the executive officers, including Mr. Stewart, received a bonus at this level for fiscal year 2003.

CEO Compensation.    A separate, formal process of evaluating Mr. Stewart was conducted and the results of that process were considered in determining the Mr. Stewart’s compensation.

Long-Term Incentive Program: Performance Units and Stock Option Grants.    The long-term incentive program was introduced in fiscal 1993 to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the energy services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term stockholder value. Pursuant to the long-term incentive program, the Executive Compensation Committee may award performance units to executive officers on an annual basis. From 1993 to 2000, the Committee awarded performance units to executive officers on an annual basis, except for 1998, when performance units were not awarded. The awards generally vest at the end of a three-year period of time, based on Company performance over such time period measured against pre-established objectives. The Executive Compensation Committee generally attempts to provide the Company’s executives, including Mr. Stewart, with a total compensation package that is competitive and reflective of the performance achieved by the Company compared to its peers, and is typically weighted toward long-term incentives. Aggregate stock or option holdings of the executive have no bearing on the size of a performance award. No performance units were awarded with respect to fiscal 2001 or fiscal 2002. A total of 202,583 performance units were granted with respect to fiscal 2003. An aggregate of 95,126 performance unit awards granted in 2000 were vested with respect to the period ending September 30, 2003. These awards vested in full because the Company’s performance over the 3-year time period exceeded the goals that had been previously set.

Under the Company’s 1995 Incentive Plan, 1997 Incentive Plan, and 2000 Incentive Plan the Committee may make grants of stock options to the Company’s executive officers and directors. These plans allow the Committee to promote the interests of the Company and its stockholders by encouraging the executive officers and directors to increase their equity interest in the Company, thereby giving them added incentive to work toward the continued growth and success of the Company. Stock options and performance units were granted to Mr. Stewart and the other officers named in the summary compensation table on December 4, 2003.

2003 Incentive Plan.    To provide the Company with the ability to make stock-based grants to the executive officers (including the CEO) and the directors, the Committee recommended to the Board of Directors that the Company adopt the 2003 Incentive Plan and submit the Plan to a vote of the stockholders.

Key Employee Share Option Plan and Deferred Compensation Plan.    In 1997, the Committee approved the BJ Services Company Key Employee Share Option Plan, called the “Keysop Plan,” which allows participants to elect to receive, in lieu of salary and bonus, options to purchase certain designated mutual funds. An executive will not be taxed on the value of the mutual funds until the Keysop option is exercised, and the Company does not deduct such amount for tax purposes as compensation until the option is exercised. In 2000, the Company also implemented a deferred compensation plan for officers and certain key employees that enables participants to defer taxation on their bonus and a portion of their salary.

Supplemental Executive Retirement Plan.    In 2000, the Committee approved the BJ Services Company Supplemental Executive Retirement Plan, which provides supplemental retirement benefits to the Company’s executive officers. The purpose of this plan is to insure that the Company’s overall compensation program for its executives is competitive.

This report of the Executive Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Don D. Jordan, Chairman
L. William Heiligbrodt
John R. Huff
Michael E. Patrick
James L. Payne

December 4, 2003

EXECUTIVE COMPENSATION

Performance Graph-Total Stockholder Return

The Securities and Exchange Commission (the “SEC”) requires that the Company include in its proxy statement a line graph presentation comparing cumulative, five-year total shareholder return with a general market index (S&P 500) and either an industry index or custom group of peers as selected by the Company. The peer group selected by the Company includes the following companies: Baker Hughes Incorporated, Halliburton Company, Schlumberger N.V., and Smith International, Inc.

As required by the SEC, the peer group data is presented in the following chart. The graph assumes investments of $100 on September 30, 1998, and reinvestment of all dividends.

This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Indexed Total Stockholder Return

September 30, 1998 to September 30, 2003

	Sep-98	Sep-99	Sep-00	Sep-01	Sep-02	Sep-03
BJ Services Company	$100	$196	$376	$219	$320	$421
S&P 500 Index	$100	$126	$141	$102	$80	$98
Peer Group	$100	$139	$210	$116	$124	$155

The following information relates to compensation paid by the Company for fiscal 2001, 2002 and 2003 to the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers in 2003:

Summary Compensation Table

Name and Principal Position	Annual Compensation(2)			Long-Term Compensation		All Other Compensation(5)
				Awards	Payouts
	Year	Salary	Bonus(1)	Securities Underlying Options/ SARs(3)	LTIP Payouts(4)
		($)	($)	(#)	($)	($)
J.W. Stewart	2003	808,333	766,511	0	2,264,394	60,375
President and	2002	766,683	289,465	0	3,696,336	56,695
Chief Executive Officer	2001	716,677	978,755	826,000	—	53,438

Kenneth A. Williams	2003	333,343	213,185	0	755,296	23,017
Vice President—	2002	295,843	74,700	0	1,016,476	20,555
North American Operations	2001	271,673	347,504	310,000	—	18,581

David Dunlap	2003	314,165	200,643	0	755,296	18,361
Vice President—	2002	281,660	70,965	0	988,775	16,579
International Operations	2001	262,503	238,507	310,000	—	14,044

T.M. Whichard III	2003	293,342	188,100	0	226,642	16,650
Vice President—Finance	2002	220,504	52,602	73,000	369,678	12,364
and Chief Financial Officer	2001	195,836	133,650	83,000	—	11,685

Margaret B. Shannon	2003	286,670	181,833	0	480,400	19,775
Vice President—Legal	2002	259,504	117,230	0	783,655	17,764
and General Counsel	2001	239,998	217,804	186,000	—	16,348

(1)	Includes bonuses earned in the reported fiscal year and paid in the following fiscal year.

(2)	Perquisites and other personal benefits paid or distributed during 2003 to the persons listed in the compensation table above did not exceed, with respect to any individual, the lesser of $50,000 or 10 percent of such individual’s total salary and bonus.

(3)	Includes options earned in the reported fiscal year and granted subsequent to the end of the reported fiscal year. The table above does not include options granted on December 4, 2003 with respect to performance in fiscal 2003, which are reported in the table “Options/SAR Grants in Last Fiscal Year.” In addition, performance units with an attached tax gross-up were granted on December 4, 2003, as follows: Mr. Stewart—70,423 units; Mr. Williams—35,211 units; Mr. Dunlap—30,986 units; Mr. Whichard—18,310 units; and Ms. Shannon—15,493 units.

(4)	Reflects shares of Common Stock issued with respect to performance awards granted under one or more of the Company’s incentive plans. Also includes cash awards to offset the federal income tax payable by the recipients of such shares.

(5)	The amount shown in this column is the annual Company contribution to the Company’s 401(k) defined contributions plan on behalf of each executive officer.

Options/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted(#)(1)	% of Total Options/ SARs Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
J.W. Stewart	196,386	18.4%	$31.60	12/4/10	2,526,383	5,887,546
Kenneth A. Williams	98,193	9.2%	$31.60	12/4/10	1,263,191	2,943,773
David Dunlap	86,410	8.1%	$31.60	12/4/10	1,111,611	2,590,525
T.M. Whichard III(3)	51,060	4.8%	$31.60	12/4/10	656,855	1,530,751
Margaret B. Shannon	43,205	4.0%	$31.60	12/4/10	555,805	1,295,263

(1)	All options reflected in the table were earned in fiscal 2003 and granted on December 4, 2003. No stock appreciation rights (“SARs”) were granted in tandem with the options reflected in this table. These options will become exercisable ratably over a three-year period, with one-third of each grant vesting on each of the first, second and third anniversaries of the date of grant.

(2)	Reflects the percentage of total options granted with respect to performance in 2003.

(3)	Does not reflect the 73,000 options awarded to Mr. Whichard for fiscal 2002 and previously reported in the proxy statement provided by the Company in connection with the 2003 Annual Meeting.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table sets forth certain information regarding options that persons named in the Summary Compensation Table above exercised during fiscal 2003 and options that those persons held at September 30, 2003. The values of unexercised in-the-money stock options at September 30, 2003 shown below are presented pursuant to Securities and Exchange Commission rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Company’s Common Stock relative to the exercise price per share of the stock option at the time the stock option is exercised.

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)(1)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J.W. Stewart	0	0	1,019,878	582,432	20,335,546	7,018,953
Kenneth A. Williams	0	0	246,926	217,262	4,582,117	2,629,485
David Dunlap	0	0	288,528	217,262	5,606,244	2,629,485
T.M. Whichard III	0	0	113,249	131,511	2,439,019	794,301
Margaret B. Shannon	0	0	153,078	130,738	2,868,714	1,579,056

(1)	Does not include options granted after the end of the fiscal year on December 4, 2003, and reflected in the table “Options/SAR Grants in Last Fiscal Year.”

Supplemental Executive Retirement Plan

The Company implemented a supplemental executive retirement plan for its senior executives, including Mr. Stewart, effective October 1, 2000.

The following table indicates the hypothetical annual benefit payable under the plan based on a hypothetical single life annuity computation starting at age 60, using a formula of 2% per year of service, but not more than 60%, of the participant’s “highest average compensation,” which is the average base salary and bonus paid for the three highest consecutive years out of the participant’s last ten years of employment. This benefit would be reduced by the Social Security and other benefits listed below.

Pension Plan Table—Hypothetical Annuity

	Years of Service
Highest Average Compensation	5	10	15	20	25	30
$200,000	20,000	40,000	60,000	80,000	100,000	120,000
$400,000	40,000	80,000	120,000	160,000	200,000	240,000
$600,000	60,000	120,000	180,000	240,000	300,000	360,000
$800,000	80,000	160,000	240,000	320,000	400,000	480,000
$1,000,000	100,000	200,000	300,000	400,000	500,000	600,000
$1,200,000	120,000	240,000	360,000	480,000	600,000	720,000
$1,400,000	140,000	280,000	420,000	560,000	700,000	840,000
$1,600,000	160,000	320,000	480,000	640,000	800,000	960,000
$1,800,000	180,000	360,000	540,000	720,000	900,000	1,080,000

The credited years of service at September 30, 2003 of the named executive officers are as follows: Mr. Stewart—34 years; Mr. Williams—30 years; Mr. Dunlap—13 years; Mr. Whichard—14 years; and Ms. Shannon—9 years.

The hypothetical annuity shown above would be reduced by (i) the Social Security benefit payable at age 62, (ii) certain contributions by the Company for the participant’s account under the Company’s 401(k) plan and 401(k) restoration plan, and (iii) any annual benefit the participant will receive under a defined benefit pension plan maintained by the predecessors of the Company. The average annual reduction in benefit currently projected by the Company for the five named officers is $65,116. In case of early retirement, death, disability or change in control before the participant reaches age 60, the benefit is reduced. The compensation covered by the plan for the most recent three years does not differ by more than 10% from the annual compensation shown in the Summary Compensation Table.

The actual benefit payable is the actuarial equivalent of the hypothetical annuity, after applicable offsets, paid out over a period elected by the participant of from five to 30 years.

A participant’s benefit is fully vested upon the later of the participant’s fifty-fifth birthday or the date the participant completes five full years of service. Prior to age 55, no part of the benefit is vested, unless the participant dies, becomes disabled, or a change in control occurs. If one of these events occurs, the participant’s benefit will be fully vested. In the event of a change in control, the participant will be given three years’ credit for years of service and age in calculating the benefit.

A participant’s interest in the plan is generally distributed upon retirement in accordance with the participant’s distribution election. The Executive Compensation Committee may, however, direct that the benefits be paid as a lump sum. A lump sum payment will be paid in the event of death or a change in control, and may be paid by the Committee at the request of the participant in the case of disability. In the event of a change in control, the participant will receive a “gross-up” payment sufficient to satisfy any excise tax payments that may be imposed by Section 4999 of the Code and any additional taxes imposed with respect to such gross-up payments, in accordance with the provisions of the plan.

The Company has purchased life insurance to finance the benefits under this plan.

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and rights under all of the Company’s existing equity compensation plans as of September 30, 2003, including the 1990 Stock Incentive Plan, the 1995 Incentive Plan, the 1997 Incentive Plan, the 2000 Incentive Plan and the 1999 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (#)		Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in 1st Column (#)
Equity Compensation Plans Approved by Stockholders (1)	6,793,544	*	$19.9491	9,001,144
Equity Compensation Plans Not Approved by Stockholders (2)	0		0	0
TOTAL	6,793,544		$19.9491	9,001,144

*	Includes performance units
(1)	Issued under the Company’s 1990 Stock Incentive Plan, the 1995 Incentive Plan, the 1997 Incentive Plan, the 2000 Incentive Plan and the 1999 Employee Stock Purchase Plan. Under the Company’s Employee Stock Purchase Plan for the year ended September 30, 2003, 494,982 shares of Common Stock were issued at a price of $22.10 per share.
(2)	The Company’s equity plans have all been submitted to and approved by the Company’s stockholders.

SEVERANCE AGREEMENTS

The Company has severance agreements with its executive officers, including each of the named executive officers shown in the Summary Compensation Table. The severance agreements were effective August 27, 1993, except for Ms. Shannon’s agreement, which was effective February 14, 1994 and Mr. Dunlap’s agreement, which was effective November 27, 1995. In 1999, the Board of Directors approved amendments to the form of executive severance agreements. The following describes the terms of the form of severance agreement, as so amended. The agreements are automatically extended for an additional year at the end of each year of the agreements unless the Company has given one year’s prior notice of termination. These agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of the Company. If, following a change in control, the executive is terminated by the Company for any reason, other than for death, disability or for cause, or if such executive officer terminates his or her employment for good reason (as this term is defined in the agreements), then the executive officer is entitled to a severance payment that will be three times the sum of the executive officer’s base salary and bonus amount, as defined in the agreements, plus an amount equal to three times the value of the executive’s largest stock option and/or performance unit grant in the prior three years. Option awards that are intended as two-year awards will be annualized for purposes of this calculation. The severance payment is generally made in the form of a lump sum. For a period of up to three years, the Company would also provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination. The Company would also provide outplacement services, and would also provide retiree medical coverage if the executive were within five years of eligibility at the time of termination following a change in control.

If a change in control occurs, the severance agreements are effective for a period of two years from the date of such change in control. Under the severance agreements, a change in control would generally include any of the following events: (i) any “person” as defined in the Securities Exchange Act of 1934, as amended, acquires

25 percent or more of the Company’s voting securities; (ii) a majority of the Company’s directors are replaced during a two-year period; (iii) stockholders approve a merger, resulting in (a) 60% or less of the common stock and voting securities of the surviving corporation being owned by the same persons that owned the Common Stock of the Company immediately prior to such merger, (b) a person owning 25% or more of the surviving corporation’s common stock or voting securities, or (c) replacement of a majority of the members of the Board of Directors; or (iv) the Company’s stockholders approve a liquidation or sale of the Company’s assets. In the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Code, the Company would pay an additional payment (a “gross-up” payment) sufficient to satisfy such excise tax obligations and any additional taxes imposed with respect to such gross-up payment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. James L. Payne, a member of the Board of Directors of the Company, is Chairman, President and Chief Executive Officer of Nuevo Energy Co. During fiscal 2003, Nuevo paid approximately $1,738,220 to the Company for services performed for Nuevo.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from officers and directors that no Form 5 was required, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners under Section 16(a) of the Exchange Act were complied with during fiscal 2003, except that a Form 5 was inadvertently filed late for Mr. Whichard with respect to one transaction.

SOLICITATION

The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses. Georgeson & Company Inc. will assist the Company in proxy solicitation and will receive a fee of $8,000 plus reimbursement of certain charges and expenses.

VOTING PROCEDURES

A majority of the outstanding shares of Common Stock present in person or represented by proxy at the 2004 Annual Meeting constitutes a quorum for the transaction of business. The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a plurality of the Common Stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. On all other matters, the affirmative vote of holders of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote is required. Therefore, on any such matters, abstentions have the effect of a negative vote and broker non-votes will not be taken into account.

INDEPENDENT AUDITORS

Deloitte & Touche LLP, independent public accountants, audited the Company’s consolidated financial statements for fiscal 2003, and has advised the Company that it will have a representative available at the 2004 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he desires to do so. The Company has not yet selected independent public accountants to audit its 2004 consolidated financial statements. Historically, the Company has selected independent public accountants to audit its consolidated financial statements for each fiscal year in May of that fiscal year; thus the Audit Committee of the Board of Directors intends to engage the accountants for such purpose in May 2004.

Deloitte & Touche LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2002 and 2003 annual financial statements and reviews of quarterly financial statements and other documents filed with the SEC, (ii) assurance and other services reasonably related to the audit or review of the Company’s 2002 and 2003 financial statements, (iii) services related to tax compliance, tax advice and tax planning for fiscal years 2002 and 2003, and (iv) all other products and services it provided during fiscal years 2002 and 2003.

	Audit Fees	Audit-Related Fees (1)	Tax Fees (2)	All Other Fees (3)
Fiscal Year 2002	$1,095,896	$23,800	$310,000	$52,200

Fiscal Year 2003	$1,147,895	$113,100	$37,800	$10,000

(1)	The services comprising “Audit-Related Fees” included audits of the Company’s employee benefit plans and internal controls consultation.
(2)	The services comprising “Tax Fees” included tax compliance, planning and advice.
(3)	The services comprising “All Other Fees” included consultation and accounting services in several international locations.

The Audit Committee of the Board of Directors has adopted policies regarding the pre-approval of audit and non-audit services.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices by August 24, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting. Under the Company’s Bylaws, in order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2005 Annual Meeting, such proposal must be received by the Secretary of the Company at its principal executive offices by October 22, 2004.

The Annual Report of the Company for the year ended September 30, 2003, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. Additional copies of the Annual Report are available without charge, upon request.

BJ Services Company will furnish a copy of its Annual Report on Form 10-K for the year ended September 30, 2003, without exhibits, without charge to each person who forwards a written request to Robert C. Coons, Director, Corporate Communications, BJ Services Company, 5500 Northwest Central Drive, Houston, Texas 77092-2036.

Appendix A

BJ SERVICES COMPANY AUDIT COMMITTEE CHARTER

Purpose

A.	Assist board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors; and

B.	Prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

Role

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and will have such other duties, as may be directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company’s processes to manage business and financial risk, and the Company’s processes for compliance with significant applicable legal, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company or performing other audit, review or attest services for the Company, and each such public accounting firm shall report directly to the Audit Committee.

Membership

The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. The chairperson shall be appointed by the full Board.

Communications/Reporting

The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the Company’s management. This communication shall include private executive sessions, at least annually, with the public accounting firm and the internal auditors. The Committee chairperson shall regularly report on Audit Committee activities to the full Board.

Education

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

Authority

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose or to otherwise carry out its duties.

Responsibilities

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated periodically to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures, and controls.

The Committee shall conduct an annual self-evaluation.

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED
Audit Committee Meetings
		Spring	Fall	A/N*
1.	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.			X

2.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others as it deems necessary to carry out its duties.			X

3.	The Committee shall meet two times per year or more frequently as circumstances require. Members of management shall attend the meeting and provide pertinent information as necessary. The Committee may meet without management present, if it wishes to do so.			X

4.	The agenda for Committee meetings will be prepared in consultation between the Committee chair and the CFO and Controller.	X	X	X

5.	Provide an open avenue of communication between the internal auditors, the public accounting firm, the CFO and Controller and the Board of Directors. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.			X

6.	Review and update the Audit Committee Responsibilities Checklist periodically.			X

7.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the independent public accounting firm.		X

8.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.			X

9.	Appoint, approve the compensation of, and provide oversight of the public accounting firm. Insure that rotation requirements for outside auditors are satisfied.	X		X

10.	Confirm annually the independence of the public accounting firm, and approve the firm’s audit, audit related, tax and other fees. Obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.	X		X

11.	Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who has financial sophistication.		X

12.	Review the independence of each Committee member based on NYSE and other applicable rules.		X

13.	Discuss policies with respect to risk assessment and risk management. Inquire of the CFO and Controller, the head of Internal Audit, and the public accounting firm about significant risks or exposures and assess the steps management has taken to minimum such risk to the Company.			X

*	As Needed

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED
Audit Committee Meetings
		Spring	Fall	A/N*
14.	Review with the public accounting firm and the CFO and Controller the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.	X

15.

Consider and review with the public accounting firm, the CFO and Controller and the head of Internal Audit:

a.   The adequacy of the Company’s internal controls including computerized information system controls and security; and

b.   Any related significant findings and recommendations of the independent public accountants and internal audit together with management’s response thereto.

X

16.	Review with the CFO, the Controller and the public accounting firm any significant changes to GAAP or accounting standards affecting the Company.		X

17.

Review with the CFO and Controller and the public accounting firm at the completion of the annual audit:

a.   The Company’s annual financial statements and related footnotes

b.   The public accounting firm’s audit of the financial statements and its report thereon

c.   Any significant changes required in the public accounting firm’s audit plan.

d.   Any audit problems or difficulties and management’s response.

e.   Other matters related to the conduct of the audit which are to be communicated to the Committee under general accepted auditing standards

f.    All material off-balance sheet transactions.

			X	X

18.	Review with the CFO and Controller and the public accounting firm at least annually the Company’s critical accounting policies.		X	X

19.	Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business. Confirm with the head of Internal Audit that there are no Company loans to officers or directors.		X

20.

Consider and review with the CFO and Controller and the head of Internal Audit:

a.   Significant findings during the year and management’s responses thereto.

b.   Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c.   Any changes required in planned scope of their audit plan.

			X	X

21.	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may address generally and is not required to address in advance of each earnings release or situation providing guidance. The Chairman of the Audit Committee will participate in a telephonic meeting among the CFO and Controller and the public accounting firm prior to earnings release.			X

*	As Needed

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

WHEN PERFORMED
Audit Committee Meetings
		Spring	Fall	A/N*
22.	Review the periodic reports of the Company with the CFO and Controller, the Company and the public accounting firm prior to filing of the reports with the SEC, including the financial statements contained in Reports on Form 10-Q and Form 10-K and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.			X

23.

In connection with each periodic report of the Company, review

a.  Management’s disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.

b.  The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

X

24.	Review with the head of Internal Audit and the chairman of the Compliance Committee the results of the review of the Company’s internal questionnaire, which monitors compliance with its compliance policies.		X	X

25.	Meet with the public accounting firm in executive session to discuss any matters that the Committee or the public accounting firm believe should be discussed privately with the Audit Committee.	X	X

26.	Meet with the head of Internal Audit in executive sessions to discuss any matters that the Committee or the head of Internal Audit believe should be discussed privately with the Audit Committee.	X	X

27.	Meet with management in executive sessions to discuss any matters that the Committee or management believes should be discussed privately with the Audit Committee.			X

28.

Establish procedures for

—     the receipts, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

—     the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters

X

29.	Annual performance evaluation of the Committee.		X

30.	Set clear hiring policies for employees or former employees of independent auditors.			X

*	As Needed

December 4, 2003

Date approved by

Audit Committee

Appendix B

BJ Services Company

2003 Incentive Plan

i

Page

ARTICLE XI CHANGE OF CONTROL	15
1. Publicly-Traded Stock Transaction	15
2. Other Transaction	15

ARTICLE XII OTHER PROVISIONS	15

ii

ARTICLE I

INTRODUCTION

1. Purpose. The BJ SERVICES COMPANY 2003 INCENTIVE PLAN (the “Plan”) is intended to promote the interests of BJ SERVICES COMPANY (the “Company”) and its Affiliates stockholders by encouraging employees of the Company and its Affiliates and non-employee directors of the Company to acquire or increase their equity interest in the Company and to relate compensation to Company performance goals, thereby giving employees and directors an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of personnel needed for the continued growth and success of the Company. However, nothing in this Plan shall operate or be construed to prevent the Company from granting bonuses and other stock awards outside of this Plan.

2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means (i) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (ii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iii) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

“Awards” means, collectively, Options, Bonus Stock, Performance Stock, Performance Units, Phantom Stock, Stock Appreciation Rights or Cash Awards.

“Bonus Stock” is defined in Article V.

“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Company or an Affiliate. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change of Control” As used in the Plan, a “Change of Control” shall be deemed to have occurred upon, and shall mean (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25% or more of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clause (i), (ii) and (iii) of clause (c) of this definition are satisfied;

(b) the approval by the Company’s stockholders of the sale or disposition of all or substantially all of the Company’s assets or the dissolution or liquidation of the Company; or (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless immediately following such reorganization, merger or consolidation (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan(s) (or related trust(s)) of the Company and/or its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board (as defined below) at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation. The “Incumbent Board” shall mean individuals who, as of the date the Plan is adopted by the Board, constitute the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board.

“Code” means the Internal Revenue Code of 1986 as amended and any regulations promulgated pursuant thereto.

“Committee” means a committee appointed by the Board to administer the Plan. The Committee shall consist solely of two or more persons who are “outside directors” as described in Section 162(m)(4)(c)(i) of the Code and “non-employee directors” as defined in Rule 16b-3 of the Act.

“Common Stock” means shares of common stock, $.10 par value per share of the Company. Each share of Common Stock includes an associated one-quarter preferred share purchase right.

“Covered Employee” shall mean the Chief Executive Officer of the Company or the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

“Disability” means shall mean that a Participant is suffering from a mental or physical disability, which, in the opinion of the Board, prevents the Participant from performing his regular duties and is expected to be of long continued duration or to result in death.

“Employee” means any employee of the Company or an Affiliate and includes officers.

“Employment” includes any period in which a Participant is an Employee of the Company or an Affiliate.

“Fair Market Value Per Share” means the per share price of the last sale of Common Stock in regular trading on the New York Stock Exchange on the trading day prior to the date of determination as reported in the Wall Street Journal. If the Common Stock is not listed on the New York Stock Exchange on such date, the Fair Market Value Per Share shall be based on the closing price of the Common Stock on the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, for the date of the determination, or if no trade of the Common Stock shall have been reported for such date, the closing sales price quoted on such exchange for the most recent trade prior to the determination date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the Committee shall determine the Fair Market Value Per Share in good faith using any fair and reasonable means selected in its discretion.

“Incentive Stock Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means any person who is a member of the Board but who is not an Employee of the Company or any Affiliate.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee, which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Participant” means any Non-Employee Director or Employee granted an Award under the Plan.

“Performance Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Performance Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article IV of the Plan.

“Performance Unit” means an Award granted pursuant to Article IV of the Plan of the right to receive shares of Common Stock issued at the end of a Performance Period.

“Retirement” shall mean (i) the termination of an Employee’s Employment with the Company, or its Affiliates, (A) on or after an Employee reaches age 65 or (B) on or after an Employee reaches age 55 with the consent of the Board; or (ii) the termination of service of a Non-Employee Director following a period of service on the Board of at least three years, for reasons other than death, Disability or Cause.

3. Shares Subject to the Plan and Awards. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 4,000,000. However, in the event that at any time after the effective date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee. With respect to any of the events described in the preceding sentence, the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number of shares of Common Stock with respect to which Awards may be granted, (b) the number of shares of Common Stock subject to outstanding Awards, and (c) the grant or exercise price with respect to an Award. The Committee’s determinations shall be final and binding upon the Company and all other interested persons. In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan shall be fully paid and nonassessable.

4. Administration of the Plan. The Plan shall be administered by the Committee or, if none, the Board. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other sections of the Plan shall be binding on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the President of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the “Committee” shall be deemed to include the President; provided, however, that such delegation shall not limit the President’s right to receive Awards under the Plan. Notwithstanding the foregoing, the President may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is a Covered Employee, or who is an officer or a director of the Company or otherwise subject to Section 16(b) of the Act.

5. Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, that each such amendment of the Plan (a) extending the period within which Awards may be made under the Plan, (b) increasing the number of shares of Common Stock to be awarded under the Plan, except as provided in Article I, Section 3, Article II, Section 3(e) and Article III, Section 3(e), (c) reducing the option exercise price per share provided in the Plan, except as provided in Article I, Section 3, Article II, Section 3(e) and Article III, Section 3(e), (d) changing the class of persons to whom Awards may be made under the Plan, or (e) otherwise amending an Award or the Plan in a manner which would constitute a “material revision” of the Award or the Plan (as that term is used in the rules of the New York Stock Exchange) shall be subject to shareholder approval; and provided, further, that no amendment, suspension or termination of the Plan may cause the Plan to fail to meet the requirements of Rule 16b-3 or may, without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights in any material respect.

6. Granting of Discretionary Awards. The Committee shall have the authority to grant, prior to the expiration date of the Plan, to such Employees and Non-Employee Directors as may be selected by it, options to purchase shares of Common Stock and awards of Performance Stock, Performance Units, Bonus Stock, Stock Appreciation Rights, Phantom Stock and/or Cash Awards on the terms and conditions hereinafter set forth. Stock issued with respect to an Award under the Plan may be authorized but unissued, or reacquired shares of Common Stock. The Committee shall also have the authority to determine whether options are granted pursuant to Article II or Article III, as hereinafter set forth; provided, however, only Employees may be granted options pursuant to Article III. In selecting Participants, and in determining the number of shares to be covered by each Award granted to such individual, the Committee may consider such factors that it may consider relevant. Further, the Committee shall have the authority to grant options in substitution for options held by individuals employed by corporations who become Employees of the Company, its subsidiaries, or affiliated entities as a result of a merger or consolidation or other business combination of such individual’s employing corporation with the Company, any such subsidiary, or any such affiliated entity.

7. Term of Plan. The Plan shall be effective as of November 20, 2003 (the “Effective Date”). The provisions of the Plan are applicable to all Awards granted on or after the Effective Date. All Awards granted pursuant to the Plan shall be contingent upon shareholder approval of the Plan at the first meeting of shareholders occurring after the Effective Date. Except with respect to Awards then outstanding, the Plan, if not sooner terminated under the provisions of Article I, Section 5, shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

8. Rule 16b-3 Compliance. The Company intends that:

(a) the Plan meet the requirements of Rule 16b-3;

(b) transactions of the type specified in Rule 16b-3 by Non-Employee Directors pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act; and

(c) transactions of the type specified in Rule 16b-3 by officers of the Company (whether or not they are directors) pursuant to the Plan will be exempt from the operation of Section 16(b) of the Act.

In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Article 1, Section 8.

ARTICLE II

NONQUALIFIED STOCK OPTIONS

1. Eligible Individuals. Employees and Non-Employee Directors shall be eligible to receive Nonqualified Options under this Article II; provided, however, no such person may receive more than 1,000,000 Nonqualified Options and/or Incentive Stock Options hereunder during any calendar year (subject to adjustment in the same manner provided in Article I, Section 3 with respect to shares of Common Stock available under the Plan).

2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall be the Fair Market Value Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Article II, Section 3(e) below.

3. Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent herewith, as the Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Nonqualified Option shall be exercisable later than the date which is ten years after the date of grant (the “Option Expiration Date”). To the extent not prohibited by other provisions of the Plan, each Nonqualified Option shall be exercisable at such time or times as the Committee, in its discretion, may establish in the Option Agreement.

(b) Termination of Service and Death. The Committee shall determine and shall set forth in the Option Agreement the extent to which, if any, and the manner in which an Option may be exercised following termination of a Participant’s employment or service as a director. To the extent exercisable, an Option granted under Article II may be exercised by the Participant’s estate or by the person or persons who acquire the right to exercise his Option by bequest or inheritance with respect to any or all of the shares remaining subject to his Option at the time of his death. The Committee, in its discretion, may extend the period for exercise of any Option upon a Participant’s termination, but in no event may any Option be exercised later than the Option Expiration Date.

(c) Manner of Exercise. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company payment in full for the shares being purchased, together with any required withholding taxes. The payment of the exercise price for each Option shall either be (i) in cash or by check payable and acceptable to the Company, (ii) by tendering to the Company shares of Common Stock owned by the person (for more than six months if such shares were acquired by the exercise of a Company-provided option) having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price (and any required withholding) for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) by delivering to the Company and to a broker a properly executed exercise notice and irrevocable instructions to such broker to deliver to the Company cash or a check payable and acceptable to the Company to pay the Option exercise price and any applicable withholding taxes. Upon receipt of the cash or check from the broker, the Company will deliver to the broker the shares for which the Option is exercised. In the event that the person elects to make payment as allowed under clause (ii) above, the Company may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the person (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Company so requires, such person or persons shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to or for resale in connection with, any distribution of such shares.

(d) Options not Transferable. Except as provided in Article VIII, no Nonqualified Option granted under Article II shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant to whom any Option is granted, it shall be exercisable only by the Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Nonqualified Option granted under Article II, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt.

(e) Adjustment of Shares. In the event that at any time after the Effective Date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Nonqualified Options granted under Article II, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article II of the Plan and each Optionee’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company, and all other interested persons.

(f) Listing and Registration of Shares. Each Option granted under Article II shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been free of any conditions not acceptable to the Committee.

4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding Option granted under Article II, amend such Option. The Committee may at any time or from time to time, in its discretion, in the case of any Option previously granted under Article II which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

5. Acceleration Upon a Change of Control. Notwithstanding any provision in the Plan or in any document or instrument evidencing a Nonqualified Option granted under the Plan, upon the occurrence of a Change of Control each Nonqualified Option previously granted which is not then immediately exercisable in full, shall be immediately exercisable in full.

6. Vesting. The Committee shall set forth in the terms of the grant, the time or times at which each Option shall be exercisable; provided, however, that unless an Option grant specifically provides to the contrary, all Options held by a Non-Employee Director shall become immediately exercisable in full upon such Non-Employee Director’s death, Disability or Retirement.

ARTICLE III

INCENTIVE STOCK OPTIONS

1. Eligible Employees. Employees shall be eligible to receive Incentive Stock Options under this Article III; provided, however, no such person may receive more than 1,000,000 Incentive Stock Options and/or Nonqualified Options hereunder during any calendar year (subject to adjustment in the same manner provided in Article I, Section 3 with respect to shares of Common Stock available under the Plan).

2. Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Incentive Stock Option granted under Article III shall be the Fair Market Value Per Share at the time of grant; provided, however, than in the case of an Employee who, at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, then the exercise price per share shall be at least 110% of the Fair Market Value Per Share of Common Stock at the time of grant. The exercise price for each Incentive Stock Option shall be subject to adjustment as provided in Article III, Section 3(e) below.

3. Terms and Conditions of Options. Incentive Stock Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent herewith, as the Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Incentive Stock Option shall be exercisable later than the date which is ten years after the date of grant; provided, however, that in the case of an Employee who, at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates, then such Option shall not be exercisable with respect to any of the shares subject to such Option later than the date which is five years after the date of grant. The date on which an Incentive Stock Option ultimately becomes unexercisable under the previous sentence is hereinafter referred to as the “ISO Expiration Date.” To the extent not prohibited by other provisions of the Plan, each Incentive Stock Option shall be exercisable at such time or times as the Committee in its discretion may establish in the Option Agreement.

(b) Termination of Employment and Death. The Committee shall determine and shall set forth in the Incentive Stock Option Agreement the extent to which, if any, and the manner in which an Incentive Stock Option may be exercised following termination of an Employee’s Employment. To the extent exercisable, an Incentive Stock Option granted under Article III may be exercised by the Participant’s estate or by the person or persons who acquire the right to exercise his Option by bequest or inheritance with respect to any or all of the shares remaining subject to his Option at the time of his death. The Committee, in its discretion, may extend the period for exercise of any Option upon an Optionee’s termination, but in no event later than the ISO Expiration Date.

In the event and to the extent that an Incentive Stock Option granted under Article III is not exercised (A) within three months after the Optionee’s termination of employment or (B) within one year after the

Optionee’s employment is terminated because of disability within the meaning of Section 22(e)(3) of the Code, whichever is applicable, such Option shall be taxed as a Nonqualified Option. Further, in the event that an Employee ceases to be employed by the Company or an Affiliate, then, to the extent an Incentive Stock Option is not exercised within three months after the date of such cessation of employment such Option shall be taxed as a Nonqualified Option.

(c) Manner of Exercise. Options granted under this Article III shall be exercised in the manner described in Article II, Section 3(c) except to the extent that payment by the Optionee of any required withholding may not be required.

(d) Options not Transferable. No Incentive Stock Option shall be transferable otherwise than by will or by the laws of descent and distribution and, during the lifetime of the Optionee to whom any Option is granted, it shall be exercisable only by such Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Incentive Stock Option granted under Article III, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt.

(e) Adjustment of Shares. In the event that at any time after the Effective Date of the Plan the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Incentive Stock Options granted under Article III, or portions thereof then unexercised, shall be exercisable, and with any necessary corresponding adjustment in exercise price per share, to the end that after such event the shares subject to Article III of the Plan and each Optionee’s proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company, and all other interested persons.

(f) Listing and Registration of Shares. Each Incentive Stock Option granted under Article III shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

(g) Limitation on Amount. Notwithstanding any other provision of the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the respective Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all Incentive Stock Option plans of the Company and any Affiliate exceeds $100,000, such Incentive Stock Options shall be taxed as Nonqualified Options. The Company shall determine, in accordance with applicable provisions of the Code and other administrative pronouncements, which of an Optionee’s Incentive Stock Options will be treated as Nonqualified Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

4. Amendment. The Committee may, with the consent of the person or persons entitled to exercise any outstanding Incentive Stock Option granted under Article III, amend such Incentive Stock Option. The Committee may at any time or from time to time, in its discretion, in the case of any Incentive Stock Option previously granted under Article III which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times.

5. Acceleration upon a Change of Control. Notwithstanding any provision in Article III or in any document or instrument evidencing an Incentive Stock Option granted under Article III, upon the occurrence of a Change of Control, each Incentive Stock Option previously granted under Article III which is not then immediately exercisable in full shall be immediately exercisable in full.

6. Notice of Disposition. The Committee may require any person who exercises an Incentive Stock Option to give prompt notice to the Company of any disposition of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years after the date of grant of such Option or within one year after the transfer of shares to such person.

ARTICLE IV

PERFORMANCE STOCK AND PERFORMANCE UNITS

1. Eligible Individuals. Employees and Non-Employee Directors shall be eligible to receive awards of Performance Stock and/or Performance Units under this Article IV; provided, however, no one individual may receive more than 1,000,000 Performance Stock and/or Performance Unit awards hereunder during any calendar year (subject to adjustment in the same manner provided in Article I, Section 3 with respect to shares of Common Stock available under the Plan).

2. Terms and Conditions of Performance Awards. Shares of Performance Stock and Performance Units granted to an eligible individual (a “Grantee”) shall be, with respect to Performance Stock, a share of Common Stock and, with respect to a Performance Unit, a phantom share of Common Stock. Both types of Awards shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article IV, as the Committee shall deem desirable:

(a) Performance Period and Vesting. Subject to Article IV, Sections 3 and 4, no shares of Performance Stock or Performance Units granted under Article IV shall become vested, i.e., earned and nonforfeitable, earlier than the date which is one year from the date of grant nor later than the date which is ten years after the date of grant (the “Performance Period”). Each share of Performance Stock and each Performance Unit granted under Article IV shall become vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period as the Committee, in its discretion, may determine at or prior to the grant of such performance Award. With respect to any Performance Stock or Performance Unit grant to any Covered Employee that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed (“RONCE”) and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a performance Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

(b) Termination of Service and Death. The Committee shall determine and shall set forth in the Award the extent to which, if any, a Grantee’s rights with respect to each share of Performance Stock and each Performance Unit which is not then vested shall terminate upon termination of service.

(c) Performance Awards not Transferable. No shares of Performance Stock or Performance Units granted under Article IV shall be transferable otherwise than by will or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any shares of Performance Stock or Performance Units granted under Article V, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the shares of the Performance Stock or Performance Units involved in such attempt.

3. Amendment. The Committee may, at any time or times, without the consent of the Grantee, amend the performance objectives and/or the Performance Period for earning such Award; provided, however, that except in the case of death, Disability or Retirement, the Committee may not waive, amend or accelerate the Performance Period to be a period that is less than one year.

4. Acceleration upon a Change of Control. Notwithstanding any provision of the Plan or in any document or instrument evidencing Performance Stock or Performance Units granted under the Plan, upon the occurrence of a Change of Control each share of Performance Stock and each Performance Unit previously granted under Article IV which is not then immediately vested in full shall be immediately vested in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Periods shall immediately end.

5. Restriction of Certificates. Each certificate representing Performance Stock awarded under the Plan shall be registered in the name of the Grantee and, during the Performance Period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of Performance Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Performance Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the BJ Services Company 2003 Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated                         .

After certification by the Committee as to the satisfaction of the terms and conditions set by the Committee with respect to an Award of (i) Performance Stock, a certificate, without the legend set forth above, for the number of shares of Common Stock that are no longer subject to such restrictions, terms and conditions shall be delivered to the employee and (ii) Performance Units, a certificate for the number of shares of Common Stock equal to the number of Performance Units vested shall be delivered to the employee. The remaining unearned shares of Performance Stock issued with respect to such Award, if any, or unearned Performance Units, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award applicable to such shares or units, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

ARTICLE V

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees and Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a Performance Period under Article IV. Except with respect to shares of Bonus Stock awarded to a Participant in lieu of cash compensation which would otherwise be due and payable to such Participant as fees, salary or bonus for services rendered, Bonus Stock shall not be awarded in excess of 5% of the total number of shares authorized under the Plan.

ARTICLE VI

CASH AWARDS

1. Eligible Individuals. Employees and Non-Employee Directors shall be eligible to receive Cash Awards, which may be Tandem Cash Tax Rights, Performance Cash Awards or Bonus Cash Awards (as hereinafter defined) under this Article VI.

2. Tandem Cash Tax Rights. The Committee may grant a Tandem Cash Tax Right with respect to a Performance Stock or Performance Unit Award, Stock Appreciation Right or Phantom Stock Award that, subject to the further provisions hereof, entitles the Grantee to receive from the Company, upon the later of the vesting of such Award or the date such Award is taxable to the Grantee, an amount of cash such that the “net” benefit received by the Grantee, after paying all applicable federal, state and other taxes (assuming for this purpose, the highest marginal income tax rate for individuals applies) on the Award and this Tandem Cash Tax Right, shall be equal to the value of the Award payment received by the Grantee before any such taxes thereon.

3. Terms and Conditions of Performance Cash Awards. Performance Cash Awards granted a Grantee shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with Article VI, as the Committee shall deem desirable:

(a) Performance Period and Vesting. Subject to Article VI, Sections 4 and 5, no Performance Cash Awards granted under Article VI shall become vested, i.e., earned and nonforfeitable, earlier than the date which is one year from the date of grant nor later than the date which is ten years after the date of grant (the “Performance Period”). Each Performance Cash Award granted under Article VI shall become vested upon the achievement of such performance goals (Company and/or individual) over such Performance Period as the Committee in its discretion may determine at or prior to the grant of such Performance Cash Award. With respect to any Performance Cash Award grant to any Covered Employee that is intended to meet the requirements of Section 162(m) of the Code, the performance goal or goals for such Award shall be with respect to one or more of the following: earnings per share; earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; market share; sales; costs; return on equity; operating cash flow; return on net capital employed (“RONCE”) and/or stock price performance. The goals can be applied, where appropriate, with respect to an individual, a business unit or the Company as a whole and need not be based on increases or positive results, but can be based on maintaining the status quo or limiting economic losses, for example. Which goals to use with respect to a Performance Cash Award, the weighting of the goals if more than one is used, and whether the goal is to be measured against a Company-established budget or target, an index or a peer group of companies, shall also be determined by the Committee at the time of grant of the Award.

(b) Termination of Service and Death. The Committee shall determine and shall set forth in the Award the extent to which, if any, a Grantee’s rights with respect to each Performance Cash Award which is not then vested shall terminate upon termination of service.

(c) Performance Cash Awards not Transferable. No Performance Cash Awards granted under Article VI shall be transferable otherwise than by will, or by the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Performance Cash Awards granted under Article VI, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Performance Cash Awards involved in such attempt.

(d) Maximum Award. With respect to a Performance Cash Award that is intended to qualify as performance based compensation under Section 162(m) of the Code, the maximum aggregate of such awards that may be granted to any one Grantee during any calendar year shall not exceed $5,000,000.

4. Amendment. The Committee may, at any time or times, without the consent of the Grantee, amend the performance objectives and/or the Performance Period for earning such Award; provided, however, that except in the case of death, Disability or Retirement, the Committee may not waive, amend or accelerate the Performance Period to be a period that is less than one year.

5. Acceleration upon a Change of Control. Notwithstanding any provision in the Plan or in any document or instrument evidencing Performance Cash Awards granted under Article VI, upon the occurrence of a Change of Control each Performance Cash Award previously granted under Article VI which is not then immediately vested in full shall be immediately vested and payable in cash in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Period shall immediately end.

6. Other Provisions. After certification by the Committee as to the satisfaction of the terms and conditions set by the Committee with respect to a Performance Cash Award, the portion of such Award that is no longer subject to such restrictions, terms and conditions shall be paid (in cash) to the Grantee. The remaining unearned portion of such Performance Award, if any, shall either be forfeited or, if appropriate under the terms applicable to such Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

7. Bonus Cash Awards. The Committee may, from time to time and subject to the provisions of the Plan, grant Bonus Cash Awards to Employees or Non-Employee Directors. Bonus Cash Awards shall be cash payments that are not subject to a Performance Period under Article VI.

ARTICLE VII

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

1. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Employees or Non-Employee Directors on the following terms and conditions. No one individual may receive Stock Appreciation Rights with respect to more than 1,000,000 shares of Common Stock during any one calendar year (subject to adjustment as provided in Article I, Section 3).

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive (in cash or Common Stock or a combination of cash and Common Stock), upon exercise thereof, the excess of (A) the Fair Market Value Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of the Common Stock on the date of grant.

(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Article VII, Section 1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution) except to the extent that the related Option is transferable.

(c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.

(d) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

2. Phantom Stock Awards. The Committee is authorized to grant Phantom Stock Awards to Participants, which are rights to receive a specified number of shares of Common Stock or cash equal to the Fair Market Value of specified number of shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions. No one individual may receive Phantom Stock Awards with respect to more than 1,000,000 shares of Common Stock during any calendar year (subject to adjustment as provided in Article I, Section 3).

(a) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee or, if permitted by the Committee, as elected by the Participant. Such deferral period shall not be extend beyond the date which is ten years after the date of grant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine, subject to Article VII, Sections 2(b) and 2(c) below.

(b) Forfeiture. Except as otherwise provided below with respect to Non-Employee Directors, upon termination of a Participant’s employment or service as a Non-Employee Director during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of termination resulting from death, Disability or Retirement. Phantom Stock awarded to Non-Employee Directors shall not be forfeited upon termination of service due to death, Disability or Retirement and shall be paid upon expiration of the applicable deferral period.

(c) Vesting. With respect to any Phantom Stock Award to any Participant which is subject to any of the performance goals described in Article IV, Section 2(a), the Performance Period shall not be less than one year from the date of grant. Any Phantom Stock Award which is not subject to any of the performance goals described in Article IV, Section 2(a), shall be subject to such forfeiture restrictions as the Committee may impose, which restrictions may be based on future service requirements. Such forfeiture restrictions may lapse at such time or times as the Committee shall determine and set forth in such Award, but, subject to Article VII, Sections 2(b) and 3, may not lapse earlier than ratably over a period of three years from the date of grant.

3. Acceleration upon a Change of Control. Notwithstanding any provision of the Plan or in any document or instrument evidencing Stock Appreciation Rights or Phantom Stock granted under the Plan, upon the occurrence of a Change of Control each Stock Appreciation Right and share of Phantom Stock previously granted under Article VII which is not then immediately exercisable or vested in full shall be immediately exercisable or vested in full, all conditions shall be deemed to have been met to the fullest extent under the terms of such grant, and all deferral periods shall immediately end.

ARTICLE VIII

TRANSFERABLE OPTIONS

The Committee may, in its discretion, provide in an Option Agreement (other than an Incentive Stock Option) that the Option right granted to the individual may be transferred (in whole or in part and subject to such terms and conditions as the Committee may impose thereon) by the individual to (i) the spouse, children or grandchildren of the individual (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the individual, (iii) a partnership in which such Immediate Family Members and, if applicable, the individual are the only partners, or (iv) as otherwise provided for in the Option Agreement. Following transfer, any such transferred Option rights shall continue to be subject to the same terms and conditions as were applicable to the Option rights immediately prior to transfer; provided, however, that no transferred Option rights shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Option rights.

ARTICLE IX

WITHHOLDING FOR TAXES

Notwithstanding anything in the Plan to the contrary any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Company, include allowing the Participant to tender to the Company shares of Common Stock owned by the Optionee or Grantee, or to request or, to the extent provided in the Award agreement to direct, the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the Award, which have a fair market value per share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

ARTICLE X

PARACHUTE TAX GROSS-UP

To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash or stock, of any Award made to a Participant under the Plan (a “Benefit”) is subject to a golden parachute excise tax under Section 4999(a) of the Code (a “Parachute Tax”), the Company shall pay such person an amount of cash (the “Gross-up Amount”) such that the “net” Benefit received by the person under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any federal or state taxes on the Gross-up Amount, shall be equal to the Benefit that such person would have received if such Parachute Tax had not been applicable.

ARTICLE XI

CHANGE OF CONTROL

Notwithstanding any provisions to the contrary in the Plan, the following additional provisions shall become effective upon the occurrence of a Change of Control:

1. Publicly-Traded Stock Transaction. If the consideration offered to shareholders of the Company in connection with a Change of Control consists of shares of the common stock (“New Stock”) of the entity acquiring the Company or the parent company of the entity acquiring the Company (the “Acquiring Entity”) that are publicly traded, upon the occurrence of such Change of Control, the Acquiring Entity shall assume each Optionee’s outstanding options to purchase Common Stock (“Prior Options”) and each such Prior Option shall become an option (a “New Option”) (i) to purchase that number of shares of New Stock determined by multiplying the number of shares of Common Stock issuable upon exercise of such Prior Option by the exchange ratio of Common Stock in the transaction, (ii) at an exercise price per share determined by dividing the per share exercise price of such Prior Option by the exchange ratio of Common Stock in the transaction and (iii) otherwise upon the same terms and conditions as such Prior Option, except that (A) such New Option shall be exercisable until the applicable Option Expiration Date or ISO Expiration Date regardless of any termination of Optionee’s service following the Change of Control, and (B) such New Option may be surrendered to the Acquiring Entity during the 90-day period following the occurrence of the Change of Control in return for payment in cash or shares of New Stock or a combination of cash and shares of New Stock as determined by the Acquiring Entity, equal in value to the excess of (I) the higher of (1) the per share value of the consideration received by shareholders of the Company upon the occurrence of the Change of Control (valued for such purposes as of the date of the Change of Control) or (2) the highest per share price for Common Stock of the Company during the period commencing with the public announcement of the proposed Change of Control transaction and ending upon the occurrence of the Change of Control over (II) the per share exercise price of the Common Stock of the Company under the Prior Option, multiplied by the number of shares of Common Stock of the Company subject to the Prior Option.

2. Other Transaction. If the consideration offered to shareholders of the Company in connection with a Change of Control consists of cash or of New Stock that is not publicly traded, upon the occurrence of such Change of Control, each Optionee shall surrender each of his outstanding Options to purchase Common Stock to the Acquiring Entity in return for a payment in cash equal to the Black-Scholes value of such Option as of the date of the Change of Control, without discount for risk of forfeiture and non-transferability. The Black-Scholes valuation for this purpose shall be performed using a risk free rate for option term as determined by the then current rate on Treasury bills with a maturity approximating the remaining option life, and estimated future annual stock volatility based on the prior twelve months volatility.

ARTICLE XII

OTHER PROVISIONS

(a) The person or persons entitled to exercise, or who have exercised, an Option granted under the Plan shall not be entitled to any rights as a stockholder of the Company with respect to any shares subject to such Option until he shall have become the holder of record of such shares.

(b) No Award granted under the Plan shall be construed as limiting any right that the Company or any Affiliate may have to terminate at any time, with or without Cause, the employment of any of any person to whom such Award has been granted. No Award granted under the Plan shall be construed as limiting any rights which either the stockholders of the Company or the Board may have to remove at any time, with or without Cause, any person to whom such Award has been granted from the Board.

(c) Notwithstanding any provision of the Plan or the terms of any Award, the Company shall not be required to issue any shares hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

(d) The Committee, in its discretion, may permit any Employee to surrender unexercised any Nonqualified Option for the receipt of another Award or other arrangement in order to defer the “spread” on exercise of such option.

(e) Subject to the restrictions set forth in the Plan, the Committee may amend any outstanding Award and may waive, amend or accelerate any requirement or condition to payment or exercise with respect to any Award. The Committee may not amend any outstanding Award in a manner that would adversely affect the rights of the Grantee without such Grantee’s consent. Except as provided in Article I, Section 3, Article II, Section 3(e), Article III, Section 3(e), and Article XI, Section 1, no Option or Stock Appreciation Right shall be amended to lower the exercise price, and (2) no outstanding Option or Stock Appreciation Right shall be canceled with subsequent replacement or regrant of an Option or Stock Appreciation Right having a lower exercise price without the approval of the stockholders of the Company.

(f) A Participant’s service shall be deemed to have terminated at the close of business on the day preceding the first date on which he is no longer an Employee or Non-Employee Director for any reason whatsoever (including death).

BJ SERVICES COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JANUARY 22, 2004

The Annual Meeting of the Stockholders of BJ Services Company (the “Company”) will be held on Thursday, January 22, 2004, at 11:00 a.m. local time, at THE WESTIN GALLERIA located at 5060 WEST ALABAMA, HOUSTON, TEXAS.

The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints J.W. Stewart, T.M. Whichard and Margaret B. Shannon, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on January 22, 2004, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Common Stock of BJ Services Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

(Continued and to be dated and signed on the reverse side.)

ADDRESS CHANGE:

(If you noted any address changes above, please check the corresponding box on the reverse side.)

(Please sign, date and return this proxy in the enclosed

postage prepaid envelope.)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BJ SERVICES COMPANY

Vote:

1.	To elect TWO Class II Directors to serve a three-year term. Nominees for election as Class II Directors:

01)	DON D. JORDAN

02)	WILLIAM H. WHITE

For All	Withhold All	For All Except

☐	☐	☐

To withhold authority to vote for a nominee, mark “For All Except” and write the nominee’s number on the line below.

2.	To approve the 2003 Incentive Plan:

For	Against	Abstain

☐	☐	☐

3.	To adopt the stockholder proposal on the Company’s operations in Burma:

For	Against	Abstain

☐	☐	☐

4.	In the discretion of the proxies, such other business as may properly come before the meeting and at any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for Director, FOR the approval of the 2003 Incentive Plan, AGAINST the adoption of the stockholder proposal on the Company’s operations in Burma and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of the nominees for Director, FOR the approval of the 2003 Incentive Plan, and AGAINST the adoption of the stockholder proposal on the Company’s operations in Burma.

NOTE: Please sign, date and return your instructions promptly in the enclosed envelope. Sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or other fiduciary, please give full title as such.

☐	For address changes, please check this box and write them on the back where indicated.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date